EXHIBIT 10.1   Warthog PLC Acquisition Agreement



THIS AGREEMENT is dated the            day of                   2004 and made
BETWEEN:

(1) WARTHOG PLC a company registered in England & Wales under company number 04066354 whose registered office is at 10 Eden Place, Cheadle, Cheshire SK8 1AT (the "Seller");

(2) TIGER TELEMATICS INC a company registered in the USA under company number 0001065581 whose registered office is at 10201 Centurion Parkway North, Suite 600, Jacksonville, FL 32256, Florida, USA (the "Buyer"); and

(3) THOSE PERSONS named in Part II of SCHEDULE 1, being the directors of the Seller at Completion (the "Directors")

WHEREAS:

The Seller wishes to sell and the Buyer wishes to acquire the entire issued share capital of the Companies and the Transferred WGL Indebtedness on and subject to the terms of this Agreement.

IT IS AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

      1.1.  Definitions

      In this Agreement, unless the context otherwise requires, the following words and expressions shall have the meanings set opposite them:

      "AB"                                means  42-Bit-AB,   brief  details  of
                                          which   are  set  out  in  Part  I  of
                                          SCHEDULE 2;

      "Affiliate"                         means:

                                          (a)  in respect of any body corporate,
                                               a body  corporate which   is  its
                                               subsidiary or holding company, or
                                               a  body  corporate  which  is   a
                                               subsidiary   of    that   holding
                                               company   (and  each   such  body
                                               corporate); and


                                          (b)  in respect of any individual, any
                                               person   connected    with   that
                                               individual;

      "Audited Accounts"                  means the audited consolidated balance
                                          sheet of the Warthog  Group made up as
                                          at the  Balance  Sheet  Date  and  the
                                          audited  consolidated  profit and loss
                                          account  of  the   Warthog   Group  in
                                          respect of the financial year ended on
                                          the Balance Sheet Date  including,  in
                                          each   case,   the   notes,   reports,
                                          statements and other  documents  which
                                          are,  or would be  required  by law to
                                          be,  annexed to them and to be sent or
                                          made  available  to  members  for that
                                          financial year,  complete and accurate
                                          copies of all of which are  annexed to
                                          the Disclosure Letter;


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      "Balance Sheet Date"                means 31 March 2004;

      "Business Day"                      means a day (other  than a Saturday or
                                          Sunday)  on which  banks  are open for
                                          ordinary banking business in London;

      "the Buyer's Accountants"           means Smith & Williamson  Limited of 1
                                          Bishops  Wharf,  Guilford,  Surrey GU1
                                          4RA or such  other  firm of  chartered
                                          accountants nominated by the Buyer;

      "Buyer's Group"                     means   the  Buyer  and  each  of  its
                                          Affiliates;

      "Buyer's Solicitors"                means Manches LLP,  Aldwych House,  81
                                          Aldwych, London WC2B 4RP;

      "Cash Deposit"                      means  the  sum of  150,000  GBP to be
                                          transferred  by  the  Buyer  into  the
                                          Escrow  Account  in  accordance   with
                                          Clause 4.3.2;

      "Companies"                         means those  companies,  brief details
                                          of  which  are  set  out in  Part I of
                                          SCHEDULE  2; and  "Company"  means any
                                          one of them;

      "Companies Acts"                    means  statutes  from  time to time in
                                          force concerning  companies  including
                                          (without limitation) the Companies Act
                                          1985,  the Companies Act 1989,  Part V
                                          of the  Criminal  Justice Act 1993 and
                                          the      Companies       Consolidation
                                          (Consequential Provisions) Act 1985;

      "Companies' Directors"              means the  persons  named in Part I of
                                          SCHEDULE   2  as   directors   of  the
                                          Companies;

      "Completion"                        means   completion  of  the  sale  and
                                          purchase  of the Sale  Shares  and the
                                          Transferred   WGL    Indebtedness   in
                                          accordance with Clause 4;

      "Completion Date"                   means the date of this Agreement;

      "Consideration Stock"               means the common stock at $0.01 in the
                                          Buyer to be issued in accordance  with
                                          Clause 3.1.2.b);

      "Continuing Directors"              means the  persons  named in Part 1 of
                                          SCHEDULE  2  as  continuing  directors
                                          following completion;


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


      "Contracts Assignment"              means the agreement in the agreed form
                                          between the Seller and WGL under which
                                          the Seller  agrees to  transfer to WGL
                                          the  benefit  and  burden  of  certain
                                          contracts;

      "Determination Date"                means   the  date   falling   14  days
                                          following  the  expiry of the  enquiry
                                          period  open to the Inland  Revenue in
                                          relation to the tax  computations  for
                                          the relevant accounting period;

      "Disclosure Letter"                 means the letter in agreed  form dated
                                          the same  date as this  Agreement  and
                                          written and delivered by the Seller to
                                          the Buyer;

      "Documentation"                     means  all  the  user   documentation,
                                          manuals   and/or    written    product
                                          specifications for a Game;

      "Dormant Companies"                 means   Phatfish   Limited,    Warthog
                                          Property       Limited,        Warthog
                                          Entertainment   Limited   and  Roadhog
                                          Games Limited;

      "Employees"                         has the  meaning  given  in  Paragraph
                                          16.2.1 of SCHEDULE 3;

      "Encumbrance"                       includes   (without   limitation)  any
                                          interest   or  equity  of  any  person
                                          (including   any  right  to   acquire,
                                          option or right of pre-emption) or any
                                          mortgage,    charge,   pledge,   lien,
                                          assignment,   hypothecation,  security
                                          interest  (including  any  created  by
                                          law),   title   retention   or   other
                                          security  agreement or  arrangement or
                                          any rental, hire purchase, credit sale
                                          or  other  agreement  for  payment  on
                                          deferred terms;

      "ERA 1996"                          means the Employment Rights Act 1996;

      "Escrow Account"                    means  an  interest   bearing  deposit
                                          account  in  the  joint  names  of the
                                          Seller's  Solicitors  and the  Buyer's
                                          Solicitors  to be opened in accordance
                                          with Clause 7;

      "Existing Banking Facilities"       means the facilities made available to
                                          the  Warthog  Group  by HSBC  Bank Plc
                                          pursuant to the letters from HSBC Bank
                                          Plc  dated  19  October  2004  and  21
                                          October   2004   namely   (i)  a  loan
                                          of  100,000 GBP  made available to the
                                          Seller;   (ii)  a   forward   exchange
                                          contract and currency  option facility
                                          made  available  to WGL and Zed Two in
                                          the  sum  of  600,000  GBP;   (iii)  a
                                          business card facility made  available
                                          to the  Seller,  WGL and Zed Two;  and
                                          (iv)  a  facility  to  utilise  HSBC's
                                          Electronic Banking service, Hexagon,


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


                                          for  supplier  payments and payment of
                                          salaries;  "FPSI"  means  Fever  Pitch
                                          Studios  Inc,  brief  details of which
                                          are set out in Part I of SCHEDULE 2;

      "Games Content"                     means   without    limitation    those
                                          copyrightable  aspects of a particular
                                          Game  that  may  be  perceived  by the
                                          user,  including,  without limitation,
                                          artwork,  sound,  graphic and/or music
                                          files,   audio  visual   elements  and
                                          displays,   user   interface,   logos,
                                          trademarks,   characters   and  names,
                                          dialogue, story line and data;

      "Games" means all those entertainment video games that have been or are at Completion in the process of being developed by the Seller and/or the Companies and that are identified in
                                          Part II of SCHEDULE 2;

      "Health and Safety Law"             means  all  or  any   applicable   EC,
                                          national  or local law  including  all
                                          statutes,    statutory    instruments,
                                          regulations,   common  law,  treaties,
                                          European    directives,    codes    of
                                          practice,  circulars or guidance notes
                                          concerning  the  health  and safety of
                                          those who work for the Company whether
                                          as employees or  otherwise,  visit the
                                          Properties  or are in any way affected
                                          by the activities of the Company or by
                                          persons   working   for  the   Company
                                          including (but without limitation) the
                                          Factories Act 1961, the Offices, Shops
                                          and  Railway  Premises  Act 1963,  the
                                          Fire  Precautions Act 1971, the Health
                                          and  Safety  at Work  etc Act 1974 and
                                          the    Construction     (Design    and
                                          Management) Regulations 1994;

      "Information Systems"               means any computer hardware, software,
                                          operating     systems,     information
                                          systems, network and telecommunication
                                          systems  used  by the  Company  in the
                                          business  carried on by it immediately
                                          prior  to  Completion   and  which  is
                                          material  to the  carrying  on of such
                                          business;

      "Intellectual Property              means  agreements or  arrangements  in
      Agreements"                         which Intellectual Property Rights are
                                          licensed,   assigned,   mortgaged   or
                                          charged,  or any options are conferred
                                          for such  things,  or which  otherwise
                                          govern   or  affect   the   ownership,
                                          validity  or use  of any  Intellectual
                                          Property  Rights or the  disclosure or
                                          use of any confidential information or
                                          know how;


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


      "Intellectual Property Rights"      Means  the  Games   Content   and  all
                                          patents, copyright (including, but not
                                          limited  to,  ownership  rights in all
                                          titles,    computer   code,    themes,
                                          objects, characters,  character names,
                                          stories,   dialogue,   catch  phrases,
                                          locations,      concepts,     artwork,
                                          animation,       sounds,       musical
                                          compositions, audio-visual effects and
                                          methods of operation,  and any related
                                          documentation),  trade  marks,  design
                                          rights,  registered  designs,  utility
                                          models, plant variety rights, database
                                          rights,  rights  in trade or  business
                                          names,     semiconductor    topography
                                          rights,  domain  names,  moral rights,
                                          rights   in    performances,    rights
                                          protecting  confidential   information
                                          and  know   how,   rights   protecting
                                          goodwill   and   reputation   and  all
                                          similar or  analogous  rights or forms
                                          of  protection  anywhere in the world,
                                          and all  applications  and  rights  to
                                          register any of those rights;

      "IPR Assignment"                    means the agreement in the agreed form
                                          between the Seller and WGL under which
                                          the Seller  agrees to  transfer to WGL
                                          certain Intellectual Property Rights;


      "Issue Price"                       means the average closing price of the
                                          Consideration Stock during the 14 days
                                          prior to Completion;

      "ITEPA"                             means the  Income  Tax  (Earnings  and
                                          Pensions) Act 2003;

      "Listed Intellectual Property       means   the   Intellectual    Property
      Agreements"                         Agreements set out in the list annexed
                                          to the Disclosure Letter;

      "Listed Intellectual Property       means the Intellectual Property Rights
      Rights"                             referred to in the list annexed to the
                                          Disclosure Letter;

      "London Stock Exchange"             means London Stock Exchange plc;

      "Management Accounts"               means the  management  accounts of the
                                          Warthog  Group for the period from the
                                          Balance  Sheet  Date  to 30  September
                                          2004,  complete and accurate copies of
                                          which are  annexed  to the  Disclosure
                                          Letter;

      "Marketing Information"             means all information  relating to the
                                          marketing  of any products or services
                                          including  customer  names and  lists,
                                          sales   targets,   sales   statistics,
                                          market  share  statistics,   marketing
                                          surveys   and    reports,    marketing
                                          research and any  advertising or other
                                          promotional materials;


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


      "Product Liability"                 means  a  liability   arising  out  of
                                          death,  personal  injury  or damage to
                                          property caused by a defective product
                                          or defective  services sold,  supplied
                                          or  provided  by  the  Company  in the
                                          course of its  business on or prior to
                                          the date of this Agreement;

      "Properties"                        means   those    properties    briefly
                                          described in SCHEDULE 7 and, where the
                                          context admits,  "Property"  means any
                                          one or  more of  such  properties  and
                                          includes  any  part or parts of any of
                                          them;

      "Provisional Consideration"         has the meaning given in SCHEDULE 5;

      "Recognised Investment Exchange"    has the  meaning  given in section 285
                                          of the Financial  Services and Markets
                                          Act 2000;

      "Release Date"                      means  the date  falling  on the first
                                          anniversary of Completion;

      "Repaid WGL Indebtedness"           means  the  sum of  202,000  GBP to be
                                          repaid   by  WGL  to  the   Seller  in
                                          accordance     with    Clause    4.3.3
                                          constituting  part  repayment  of  the
                                          indebtedness due by WGL to the Seller;

      "Restricted Business"               has the meaning given in Clause 8.1;

      "Sale Documentation"                means  this  Agreement,  the Tax Deed,
                                          the Disclosure Letter, the Transferred
                                          WGL Indebtedness Agreement and the IPR
                                          Assignment;

      "Sale Shares"                       means the  shares,  and in the case of
                                          FPSI,  the  common  stock to be bought
                                          and sold pursuant to Clause 2.1, being
                                          all  of  the  issued   shares  in  the
                                          capital of the  Companies  (as set out
                                          in SCHEDULE 2);

      "Seller's Solicitors"               means   Halliwells   LLP,  St  James's
                                          Court,  Brown  Street,  Manchester  M2
                                          2JF;

      "Staff Members"                     means Simon Elms and Andrew Gunson;

      "Stock Escrow"                      means   those    stock    certificates
                                          representing the  Consideration  Stock
                                          to be held  in  escrow  in  accordance
                                          with clause 6;

      Stock Escrow Agent                  means the Buyer's Solicitors;

      "Taxation" and "Tax"                includes     (without      limitation)
                                          corporation tax,  advance  corporation
                                          tax, the charge  under  section 419 of


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                                          the  Taxes  Act  1988,   income   tax,
                                          capital  gains tax,  the charge  under
                                          section  601(2) of the Taxes Act 1988,
                                          Value Added Tax,  excise  duties,  the
                                          charge to tax under Schedule 9A of the
                                          VATA 1994,  customs  and other  import
                                          duties,  inheritance  tax, stamp duty,
                                          stamp  duty   reserve   tax,   capital
                                          duties,       national       insurance
                                          contributions,  foreign  taxation  and
                                          duties,  all Swedish  applicable taxes
                                          concerning   42  Bit  AB  and  all  US
                                          applicable   taxes   concerning  Fever
                                          Pitch  Studios  Inc.,  and any payment
                                          whatsoever which the Company may be or
                                          become  bound to make to any person as
                                          a  result  of  the  operation  of  any
                                          enactment  relating  to any such taxes
                                          or duties and all  penalties,  charges
                                          and  interest  relating  to any of the
                                          foregoing or resulting  from a failure
                                          to comply with the  provisions  of any
                                          enactment relating to taxation;

      "Tax Deed"                          means the deed of  covenant  in agreed
                                          form relating to Taxation  between the
                                          Seller and the Buyer;

      "Taxes Act 1988"                    means the Income and Corporation Taxes
                                          Act 1988;

      "TCGA 1992"                         means the Taxation of Chargeable Gains
                                          Act 1992;

      "Transferred WGL Indebtedness"      means   the    indebtedness   due   at
                                          Completion by WGL to the Seller in the
                                          sum of $6,039,993 to be transferred to
                                          the  Buyer  under  the  terms  of  the
                                          Transferred      WGL      Indebtedness
                                          Agreement;

      "Transferred WGL                    means the agreement in the agreed form
      Indebtedness Agreement"             between the Seller and the Buyer under
                                          which the Seller agrees to transfer to
                                          the   Buyer   the    Transferred   WGL
                                          Indebtedness;

      "Tusk Facilitation Tool"            means    a    cross-platform     games
                                          development  system  consisting  of  a
                                          runtime  engine,  tools and  utilities
                                          designed to facilitate  the process of
                                          games development as more particularly
                                          defined   in  the   TUSK   proprietary
                                          components  explanatory manual annexed
                                          to this Agreement;

      "UK Companies"                      means WGL, Zed Two  Limited,  Phatfish
                                          Limited,    Roadhog   Games   Limited,
                                          Warthog  Property  Limited and Warthog
                                          Entertainment  Limited,  brief details
                                          of  which  are  set  out in  Part I of
                                          SCHEDULE 2;


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


      "UK Listing Authority"              means the Financial Services Authority
                                          acting   in   its   capacity   as  the
                                          competent  authority  for the purposes
                                          of Part VI of the  Financial  Services
                                          and Markets Act 2000;

      "UK Property"                       means  the   property   at  which  the
                                          Warthog  Group carries on its business
                                          in the UK as detailed in SCHEDULE 7;

      "Value Added Tax" and "VAT"         mean value added tax as  provided  for
                                          in  the  VATA  1994  and   legislation
                                          supplemental   thereto  or  replacing,
                                          modifying or consolidating it;

      "VATA 1994"                         means the Value Added Tax Act 1994;

      "Waived Indebtedness"               means  that  indebtedness  owed by WGL
                                          and Zed Two to the Seller to be waived
                                          by the  Seller  immediately  prior  to
                                          completion  under  the  terms  of  the
                                          Waived Indebtedness Letter;

      "Waived Indebtedness Letter"        means the  letter in the  agreed  form
                                          from the Seller  addressed  to WGL and
                                          Zed   Two    confirming    that    all
                                          indebtedness due immediately  prior to
                                          Completion  by WGL  and Zed Two to the
                                          Seller  (other  than  the  Repaid  WGL
                                          Indebtedness  and the  Transferred WGL
                                          Indebtedness) has been waived;

      "Warranties"                        means the warranties,  representations
                                          and indemnities set out or referred to
                                          in  Clause  9,  in   SCHEDULE   3,  in
                                          SCHEDULE  4 and  in  SCHEDULE  6  (and
                                          "Warranty" means any one of them);

      "Warrantor"                         means the Seller;

      "Warthog Group"                     means the Seller and the Companies;

      "WGL"                               means   Warthog  Games  Limited  brief
                                          details of which are set out in Part I
                                          of SCHEDULE 2; and

      "Zed Two"                           means Zed Two Limited,  brief  details
                                          of  which  are  set  out in  Part I of
                                          SCHEDULE 2.


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        1.2.    Interpretation

                In this Agreement, unless the context otherwise requires:

                1.2.1.  references to:

                a) any statute or statutory provision shall be construed as including a reference to:

                        (i)     any  statute  or  statutory  provision  which it
                                re-enacts     (whether     with    or    without
                                modification);

                        (ii) that statute or statutory provision as amended, extended, consolidated or replaced by other provisions from time to time (whether before or after the date of this Agreement but in respect of any statutory provision as amended, extended, consolidated or replaced after the date of this Agreement (other than U.S. securities laws) save to the extent that it would impose any additional or greater obligations or liabilities on any party to this Agreement); and

                        (iii) any order, regulation, instrument or other subordinate legislation (as defined in section 21(1) of the Interpretation Act 1978) made under it.

                b) Clauses and Schedules are references to clauses of and schedules to this Agreement; references to Sub-Clauses or Paragraphs are, unless otherwise stated, references to sub-clauses of the Clause or paragraphs of the
                        Schedule in which the reference appears; references to Sub-Paragraphs are, unless otherwise stated, references to sub-paragraphs of the Paragraph in which the reference appears; and references to this Agreement include the Schedules;

                c) the "parties" are references to the parties to this Agreement and "party" shall be construed accordingly;

                d) a "person" includes any individual, firm, body corporate, unincorporated association, partnership, government or state (whether or not having a separate legal personality);

                e) any document being in "agreed form" are to that document in the form signed or initialled by or on behalf of the parties for identification;

                f) "indemnify" and "indemnifying" any person against any circumstance include indemnifying and keeping him harmless from all actions, claims and proceedings from time to time made against him and all loss or damage and all payments, costs or expenses (including, without limitation, legal expenses) made or incurred by that person as a consequence of or which would not have arisen but for that circumstance;

                g) any statute, statutory instrument, regulation, bye-law or other requirement of English law and to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept, state of affairs or thing shall in respect of any jurisdiction other than England be deemed to include that which most approximates in that jurisdiction to the English legal term;


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

                1.2.2. any question whether a person is connected with another shall be determined in accordance with section 839 of the Taxes Act 1988 (subject to the deletion of the words from "Except" to "arrangements" in sub-section (4) of that section);

                1.2.3. words in the singular include the plural and vice versa and words in one gender include any other gender;

                1.2.4. words and phrases the definitions of which are contained or referred to in Part XXVI of the Companies Act 1985 shall be construed as having the same meanings attributed to them; and

                1.2.5. where any statement is qualified by the expression "so far as the Seller is aware" or "to the best of the Seller`s knowledge and belief" or any similar expression, that statement shall be deemed to include an additional statement that it has been made after due and careful enquiry of the Directors and Gillian Salter and it shall not be a defence that the Seller did not appreciate the relevance of any particular matter.

        1.3.    Headings

                The headings and sub-headings are inserted for convenience only and shall not affect the construction of this Agreement.

        1.4.    Schedules

                The Schedules form part of this Agreement and have the same force and effect as if set out in the body of this Agreement.

2.      SALE OF THE SALE SHARES AND THE TRANSFERRED WGL INDEBTEDNESS

        2.1.    Sale and Purchase

                Subject to the terms of this Agreement, the Seller with full title guarantee shall sell, and the Buyer shall purchase, the Sale Shares and the Transferred WGL Indebtedness free from all Encumbrances and together with all rights attaching to the Sale Shares and the Transferred WGL Indebtedness now or at any time after the date of this Agreement.

        2.2.    No Sale of Part Only

                The Buyer shall not be obliged to complete the purchase of any of the Sale Shares and/or any of the Transferred WGL Indebtedness unless the purchase of all the Sale Shares and all the Transferred WGL Indebtedness is completed simultaneously.


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


3.      CONSIDERATION

        3.1.    Consideration

                3.1.1. The consideration for the sale of the Sale Shares and the Transferred WGL Indebtedness shall be the sum of $7,750,000 apportioned in the amounts set out in
                        SCHEDULE  1, but  subject to  adjustment  as provided in
                        SCHEDULE 5.

                3.1.2.  The   consideration   for  the  Sale   Shares   and  the
                        Transferred WGL Indebtedness shall be paid as follows:-

                a) as to US$750,000 (or its spot equivalent in pounds sterling on Completion) in cash which shall include the Cash Deposit; and

                b) as to US$7million by way of the issue to the Seller at the Issue Price of the Consideration Stock in accordance with clause 6.2.

                3.1.3.  In addition to the  consideration  payable under clauses
                        3.1.1 and 3.1.2 the Buyer shall pay on the Determination Date after the end of each of the accounting periods of the Companies following Completion, a sum equal to 50% of the amount by which the liability of the Buyer's Group to make any payment of taxation in that financial period is reduced by the losses of the Companies which as at 30 September 2004 were available for carrying forward for tax purposes. For these purposes:-

                a) any losses of the Companies (including losses arising after completion) shall be deemed to be applied in reducing any taxable profits in the reverse order in which they arise on a last in, first out basis;

                b) the amount of any payment to be made pursuant to this clause 3.1.3 shall (following a review by the Seller's accountants) be certified in writing by the Buyer's accountants (acting as experts and not arbitrators) and the Buyer shall deliver a copy of such certificate together with a copy of the relevant tax computations and reasonable supporting evidence to the Seller within seven days of the closure of the enquiry period open to the Inland Revenue in relation to the relevant tax computations by the Inland Revenue;

                c) if losses are applied to relieve or mitigate a tax liability pursuant to the Tax Deed or the tax Warranties they shall not be taken into account in calculating any consideration due under this clause 3.1.3; and

                d) the additional consideration payable under this clause shall be allocated between the Companies in the same proportion as set out in Part I of SCHEDULE 1 in respect of the consideration payable under clause 3.1.1.

        3.2.    Rights attaching to the Consideration Stock

                The Consideration Stock shall be treated in the same manner as all other common stock in the Buyer with respect to dividends, distributions, share splits, reverse splits, pre-emption, rights issues and any other event which may affect the common stock in the Buyer generally.

4.      COMPLETION

        4.1.    Date and Place of Completion

                Completion  shall  take  place  on the  Completion  Date  at the
                offices  of  the  Buyer's   Solicitors   immediately   following
                execution of this Agreement.

        4.2.    Seller`s Obligations

                On Completion the Seller shall:

                4.2.1. deliver to the Buyer transfers of the Sale Shares duly executed by the registered holders thereof in favour of the Buyer or its nominee(s) together with the relative share certificates;

                4.2.2. procure that each of the Companies' Directors (other than the Continuing Directors) and each of the secretary or secretaries of the Companies resign from all their offices and employments with the Companies, each delivering to the Buyer a deed (in agreed form) made out in favour of the respective Company acknowledging that he has no claim outstanding for compensation or otherwise and is not entitled to any payment or compensation under the ERA 1996;

                4.2.3.  deliver to the Buyer as agent for each of the Companies:

                a)      all the  statutory  and other books (duly  written up to
                        date) of each of the UK Companies and its certificate of incorporation, any certificates of incorporation on change of name and common seals;

                b) the title deeds to the Properties other than in respect of those Properties which are disclosed in the Disclosure Letter as being charged and the title deeds as being held by the chargee; and

                c) evidence of satisfaction of the legal mortgage dated 29 November 2002 over the UK Property;

                d) all credit and charge cards held for the account each of the Companies and all cheque books and debit cards relating to the bank accounts of each of the Companies;

                e) bank statements in respect of each account of each of the Companies as at the close of business on the last Business Day prior to Completion, together in each case with a reconciliation statement prepared by the Seller showing the position at Completion (including details of unpresented cheques drawn or received by the relevant company and standing orders payable since the date of such bank statements);

                f)      all such other items as the Buyer shall have requested.

                4.2.4. deliver the Tax Deed duly executed by the covenantors named therein;

                4.2.5. deliver the Transferred WGL Indebtedness Agreement duly executed by the Seller;

                4.2.6. deliver the Waived Indebtedness Letter duly executed by the Seller;

                4.2.7.  deliver the IPR Assignment duly executed by the Seller;

                4.2.8. deliver the Contracts Assignment duly executed by the Seller;

                4.2.9. deliver a sale agreement in relation to AB in the agreed form;

                4.2.10. procure that a board meeting of each of the Companies be held at which there shall be:

                a) passed a resolution to approve the transfers of the Sale Shares and (subject only to due stamping) to register, in the register of members, the transferee as the holder of the shares concerned and the execution of the Sale Documentation;

                b) appointed as directors and/or secretary of the Company such persons as the Buyer may nominate;

                c) tendered and accepted the resignations and acknowledgements of the respective Companies' Directors and secretaries referred to in Clause 4.2.2 each such acceptance to take effect at the close of the relevant meeting; and

                d) revoked all existing authorities to banks and new authorities shall be given to such banks and on such terms as the Buyer may direct.

                4.2.11. deliver  to  the  Buyer,  certified  as  correct  by the secretary of each of the Companies, the minutes of each such board meeting;

                4.2.12.

                a) repay, all amounts owed by it to each of the Companies, whether due for payment or not;

                b) deliver to the Buyer a deed in agreed form duly executed by the Seller acknowledging that it has no claim against any of the Companies and that there is no agreement or arrangement under which any of the Companies has any actual, contingent or prospective obligation (including but not limited to any obligation under any guarantee or like obligation entered into by any of the Companies) to or in respect of any of them; and

                c) in respect of any such agreement or arrangement as is referred to in Clause 4.2.12.b) which previously existed, deliver to the Buyer evidence of the release or termination of it in agreed form.

        4.3.    Buyer's Obligations

                On Completion the Buyer shall:

                4.3.1. satisfy the consideration for the Sale Shares and the Transferred WGL Indebtedness as provided by clause 3, any payment in cash to be made in sterling in immediately available funds to the Seller at:

                        Bank:           Royal Bank of Scotland Plc

                        Sort Code:      16-00-01

                        Account Name:   Halliwells Client Account

                        Account Number: 12661336

                4.3.2. transfer the Cash Deposit to the Escrow Account in accordance with clause 7;

                4.3.3. procure the repayment by WGL to the Seller of the Repaid WGL Indebtedness;

                4.3.4.  deliver  to  the  Stock  Escrow   Agent  a   certificate
                        registered in the name of the Seller representing the Consideration Stock; and

                4.3.5. deliver to the Seller counterparts of the Tax Deed, the Transferred WGL Indebtedness Agreement and the Waived Indebtedness Letter.

5.      POST COMPLETION OBLIGATIONS

        5.1. The Seller shall as soon as reasonably practicable after Completion and in any event not later than two months after Completion (at its own expense):

                5.1.1. convene an EGM to approve the change of name of the Seller so as to omit the word "Warthog" or any other confusingly similar word or name; and

                5.1.2. cease in any manner whatsoever to use or display any trade or service words, trade or service names, domain names or logos used or held by the Companies or confusingly similar words domain names or logos.

        5.2. The Buyer shall assist for a period not exceeding three months following Completion in the preparation of the half-yearly report and accounts of the Seller in respect of the period to 30 September 2004 and in assisting in the collation of accounting information about the Seller and the Companies. For these purposes the assistance shall take the form of access to the Staff Members in each case for a period not exceeding ten days in aggregate, taking account of the following points:

                5.2.1. the needs of the Buyer in terms of the services of the Staff Members must at all times be paramount;

                5.2.2. the Staff Members must not be put into any potential conflict of interest situation;

                5.2.3. a reasonable arms length daily fee (not to exceed 500 GBP (plus VAT) per day in aggregate) shall be payable to the Buyer for the services of the Staff Members;

                5.2.4. neither of the Staff Members will be asked to assist in reviewing any accounting information referable to the period following Completion other than in relation solely to the Seller's accounting information; and

                5.2.5. no liability will arise either for the Staff Members or the Buyer in relation to any services provided.

        5.3. The Buyer shall deliver to the Seller the annual accounts of Fever Pitch Studios Inc and Zed Two within three months of the end of the financial period ended 31 March 2005 in respect of the financial period ended on such date to enable the Seller to fulfil its obligations to issue additional consideration, if any, to the vendors of such companies in accordance with the terms of their acquisition.

        5.4. The Buyer agrees to introduce as soon as practicable following Completion an incentive package for the senior management and staff of the Warthog Group on a basis to be agreed. The Buyer has currently offered the management team and staff an incentive package involving the vesting over a period of time of up to $2million in aggregate of the Buyer's stock. The Buyer will agree to any equivalent package for the management team and staff which achieves these objectives in a manner which is more tax efficient for the management team and staff provided that the overall cost to the Buyer is not thereby increased.

        5.5. The Seller undertakes that for so long as it remains the registered holder of any of the Sale Shares after Completion it will:

                5.5.1. hold the Sale Shares and the dividends and other distributions of profits or surplus or other assets declared, paid or made in respect of them after completion and all rights arising out of or in connection with them in trust for the Buyer;

                5.5.2. deal with and dispose of the Sale Shares and all such dividends, distributions and rights as the Buyer may direct;

                5.5.3. vote at all meetings which it shall be entitled to attend as the registered holder of the Sale Shares in such manner as the Buyer shall direct; and

                5.5.4. execute all instruments of proxy or other documents which the Buyer may require to enable the Buyer to attend and vote at any such meeting.

        5.6. The Buyer agrees to use all reasonable endeavours to assume as soon as practicable following Completion the liabilities of the Seller under the Existing Banking Facility if and to the extent that such liabilities relate to facilities provided to the Companies and to obtain the release of the Seller from such liabilities under the Existing Banking Facility. The Seller agrees to co-operate with the Buyer to enable the Buyer to facilitate these arrangements. As part of these arrangements, the Seller agrees to use its reasonable endeavours to procure the release as soon as practicable following Completion of the Companies from any guarantees provided by them to any third party in relation to any liabilities of the Seller.

6.      STOCK ESCROW

        6.1. The Seller agrees to abide by the "private placement" exemption regulations for US security law purposes and in particular acknowledges that the Consideration Stock will be subject to sale restrictions for a minimum period of 12 months following Completion and that it is not acquiring the Consideration Stock with a view towards its distribution to third parties. The Seller agrees that the Consideration Stock shall not be sold, distributed or otherwise transferred except in accordance with a sale under Rule 144 of the United States securities laws. In any event no shares of Consideration Stock that are "Restricted Securities" within the meaning of Rule 144 shall be distributed or otherwise transferred to any of the Seller's shareholders.

        6.2. The certificates representing the Consideration Stock issued in the name of the Seller shall be delivered to the Stock Escrow Agent and held in the Stock Escrow subject to adjustment based on:

                6.2.1. any reduction or increase of the Consideration Stock pursuant to SCHEDULE 5; and

                6.2.2. any claims agreed or finally determined under the Warranties or the Tax Deed pursuant to the Tax Deed but not otherwise;

        6.3. For the purposes of any set-off under the Stock Escrow, the Consideration Stock shall be valued at the higher of the Issue Price and the average closing price of the Stock during the 14 days preceding the date of the relevant determination under
                SCHEDULE 5 or (as the case may be) the date of settlement of any claim.

        6.4. All of the Consideration Stock less any amounts deducted under the terms of this clause shall be held in the Stock Escrow and released on the Release Date by transfer of the Consideration Stock to the Seller.

        6.5. If any claim under the Warranties remains outstanding on the Release Date, Consideration Stock to a value equal to the amount of the claim shall be retained in the Stock Escrow until the matter has been finally determined by a court of competent jurisdiction and for these purposes the Consideration Stock to be retained within the Stock Escrow shall be valued by the Buyer's Accountants (acting as experts and not arbitrators) at the higher of the Issue Price and the average closing price of the Stock during the 14 days preceding the Release Date.

        6.6. The Stock Escrow arrangements will be structured in such a way that the Stock Escrow Agent, on behalf of the Seller shall be free to exchange the Consideration Stock held in the Stock Escrow upon the take-over of the Buyer for stock in the offeror on the same terms as those offered to all other holders of the Buyer's Stock of the same class or if the other is a cash offer procure that there is paid to or for the benefit of the Seller such amount of the cash as the Seller would have been entitled to had the Consideration stock been unrestricted (subject always to any ongoing restrictions applicable to the Consideration Stock under the Stock Escrow and any United States securities laws).

        6.7. Subject to clause 6.2, and the Stock Escrow, the Buyer shall at the request of Seller agree to use all reasonable endeavours to facilitate the Seller's sale of the Consideration Stock on the first anniversary of Completion pursuant to Rule 144 under US securities laws.

7.      CASH DEPOSIT

        7.1. The Cash Deposit shall be held in the Escrow Account on the terms of a letter to be addressed to the Seller's Solicitors and the Buyer's Solicitors from the Seller and the Buyer in the agreed form.

        7.2. The Cash Deposit shall be held on terms that the Buyer shall only be entitled to deduct from any balance of the Cash Deposit held in the Escrow Account any sum relating to the following:

                7.2.1. the amount (not exceeding 150,000 GBP plus VAT) which is currently being retained from the purchase price of the UK Property as a result of planning defects and which WGL fails to recover; and

                7.2.2.  any finally determined claims under the Warranties.

        7.3. Any balance of the Cash Deposit in the Escrow Account on the first anniversary of Completion shall be released to the Seller.

8.      RESTRICTION OF SELLER

        8.1.    Restricted Business

                In this Clause, "Restricted Business" means the development of interactive software games (which includes but is not limited to production and character creation, concept development, writing and programming) and which directly or indirectly competes with the business of any of the Companies as carried on at the date of this Agreement.

        8.2.    Covenants

                The Seller undertakes with the Buyer (as trustee for itself and the Company) and its successors in title that it will not:

                8.2.1. for the period of five years after the date of this Agreement, either on its own account or in conjunction with or on behalf of any person carry on or be engaged, concerned or interested (directly or indirectly and whether as principal, shareholder, director, employee, agent, consultant, partner or otherwise) in carrying on any Restricted Business (other than as a holder of less than five (5) per cent of any class of shares or
                        debentures   listed   on   any   Recognised   Investment
                        Exchange);

                8.2.2. for the period of five years after the date of this Agreement, either on its own account or in conjunction with or on behalf of any person, solicit or endeavour to entice away from any of the Companies any person who at the date of this Agreement is (or who within a period of one year prior to the date of this Agreement has been) an officer or employee of or consultant to any of the Companies whether or not such person would commit a breach of contract by reason of leaving service or office;

                8.2.3. for the period of five years after the date of this Agreement, either on its own account or in conjunction with or on behalf of any person, employ or engage any person who at the date of this Agreement is (or who within a period of one year prior to the date of this Agreement has been) an officer or employee of or consultant to any of the Companies whether or not such person would commit a breach of contract by reason of leaving service or office;

                8.2.4. for the period of five years after the date of this Agreement, either on its own account or in conjunction with or on behalf of any person in connection with any Restricted Business deal with, solicit the custom of or endeavour to entice away from any of the Companies any person who at the date of this Agreement is (or who within a period of one year prior to the date of this Agreement has been) a customer of any of the Companies whether or not such person would commit a breach of contract by reason of transferring business;

                8.2.5. for the period of five years after the date of this Agreement, either on its own account or in conjunction with or on behalf of any person in connection with any Restricted Business endeavour to entice away from any of the Companies any person who at the date of this Agreement is (or who within a period of one year prior to the date of this Agreement has been) a supplier of any of the Companies whether or not such person would commit a breach of contract by reason of transferring business; and

                8.2.6. Subject to clause 5.1.1 at any time after the date of this Agreement, directly or indirectly, use or attempt to use in the course of any business on its own account or in conjunction with or on behalf of any person any trade or service mark, trade name, design or logo (whether registered or not and including any of the Listed Intellectual Property Rights) used in the business of any of the Companies or any other name, logo, trade or service mark or design which is or might be confusingly similar to them.

        8.3.    Seller to Procure Compliance

                The Seller undertakes to take all such steps as shall from time to time be necessary to ensure compliance with the terms of Clause 8.2 by employees and agents of the Seller or any of their Affiliates.

        8.4.    Separate Covenants

                Each of the undertakings in Clauses 8.2 and 8.3 shall be construed as a separate and independent undertaking and, if one or more of the undertakings is held to be void or unenforceable, the validity of the remaining undertakings shall not be affected.

        8.5.    Reasonableness

                The Seller agrees that the restrictions and undertakings contained in Clauses 8.2 and 8.3 are reasonable and necessary for the protection of the Buyer's legitimate interests in the goodwill of the Company, but if any such restriction or undertaking shall be found to be void or voidable but would be valid and enforceable if some part or parts of the restriction or undertaking were deleted, such restriction or undertaking shall apply with such modification as may be necessary to make it valid and enforceable.

        8.6.    Void or Unenforceable Restrictions

                Without prejudice to Clause 8.5, if any restriction or undertaking is found by any court or other competent authority to be void or unenforceable the parties shall negotiate in good faith to replace such void or unenforceable restriction or undertaking with a valid provision which, as far as possible, has the same legal and commercial effect as that which it replaces.

        8.7.    Confidential Information concerning the Companies

                Neither the Seller nor any of its officers or employees nor any of its Affiliates shall make use of or divulge to any third party (other than to the Seller`s professional advisers for the purpose of this Agreement in which case the Seller shall use all reasonable endeavours to procure that such advisers keep such information confidential on terms equivalent to this Sub-Clause) any confidential information relating to the Company save only:

                8.7.1. insofar as the same has become public knowledge otherwise than, directly or indirectly, through the Seller`s breach of this Clause 8.7 or the failure of the officers, employees or professional advisers referred to above to keep the same confidential; or

                8.7.2. to the extent required by law or by any supervisory or regulatory body.

9.      WARRANTIES

        9.1.    General

                9.1.1. In consideration of the Buyer agreeing to purchase the Sale Shares and the Transferred WGL Indebtedness and acknowledging and accepting that the Buyer is entering into this Agreement in reliance upon each of the Warranties the Seller warrants to and undertakes with the Buyer that each of the Warranties is true and accurate in all respects and not misleading at the date of this Agreement.

        9.2.    Buyer's Knowledge

                9.2.1. The Warranties are given subject to matters fairly disclosed in this Agreement or in the Disclosure Letter, but no other information relating to the Company of which the Buyer has knowledge (actual or constructive) shall prejudice any claim made by the Buyer under the Warranties or operate to reduce any amount recoverable.

                9.2.2. The covenants implied under the Law of Property (Miscellaneous Provisions) Act 1994 by the words "with full title guarantee" in Clause 2.1 are limited to the covenants that would be implied if the words "reasonably" in section 2(1)(b), "other than any charges, incumbrances or rights which that person does not and could not reasonably be expected to know about" in section 3(1) and the whole of section 6(2) of that Act were omitted.

        9.3.    Separate and Independent Warranties

                Each of the Warranties shall be separate and independent and, save as expressly provided, shall not be limited by reference to any other Warranty or anything in this Agreement.

        9.4.    Indemnity

                The Seller hereby indemnifies the Buyer in respect of any claims, losses or costs which arise as a result of:

                9.4.1. the Companies not obtaining title to the Games, the Games Content, the Documentation and the Tusk Porting Facilitation Tool;

                9.4.2. 42 Bit AB not being able to obtain a release of the outstanding floating charge on its assets; and

                9.4.3. any claims made against any of the Companies by persons who have ceased to be employed by one of the Companies in the period of 6 months prior to the date of this Agreement.

        9.5.    Claims

                Notwithstanding any other provisions of this Agreement, any claim made by the Buyer under the Warranties shall be subject to the provisions of SCHEDULE 8.

        9.6.    Waiver of Claims

                The Seller undertakes to the Buyer that it will not make or pursue any claim which it has or may have against the Company or any of the Employees in respect of or arising out of the Warranties or any information supplied by them to or on behalf of the Seller or its professional advisers or agents on or prior to the date of this Agreement.

10.     CONFIDENTIALITY

        10.1.   Confidentiality

                Subject to Clause 10.2 and to Clause 11 and without prejudice to Clause 8.7, each party:

                10.1.1. shall   treat  as  strictly   confidential   information
                        obtained or received by it as a result of entering into or performing its obligations under this Agreement and relating to the negotiations concerning, or the provisions or subject matter of, this Agreement or the other party ("Confidential Information"); and

                10.1.2. shall not,  except with the prior written consent of the other party (which shall not be unreasonably withheld or delayed), publish or otherwise disclose to any person any Confidential Information.

        10.2.   Permitted Disclosures

                Clause 10.1 shall not apply if and to the extent that the party proposing to make such disclosure can demonstrate that:

                10.2.1. such  disclosure is required by law or by any securities exchange or regulatory or governmental body having jurisdiction over it (including the Financial Services Authority, the London Stock Exchange, the Panel on Take-overs and Mergers or the Serious Fraud Office) and whether or not the requirement has the force of law;

                10.2.2. the   Confidential   Information  was  lawfully  in  its
                        possession prior to its disclosure by the other party (as evidenced by written records) and had not been obtained from that other party; or

                10.2.3. the  Confidential  Information  has come into the public domain other than through its fault or the fault of any person to whom the Confidential Information has been disclosed.

        10.3.   Continuance of Restrictions

                The restrictions contained in this Clause 10 on the part of the Seller shall survive Completion.

11.     ANNOUNCEMENTS

        11.1.   Restriction

                Subject to Clause 11.2, no party to this Agreement shall make any announcement, whether to the public, to the customers or suppliers of the Company, or to all or any of the employees of the Company, concerning the subject matter of this Agreement without the prior written approval of the other parties (which shall not be unreasonably withheld or delayed).

        11.2.   Permitted Announcements

                Clause 11.1 shall not apply if and to the extent that such announcement is required by law or by any securities exchange or regulatory or governmental body having jurisdiction over it (including the Financial Services Authority, the London Stock Exchange, the Panel on Take-overs and Mergers and the Serious Fraud Office) and whether or not the requirement has the force of law and provided that any such announcement shall be made only after reasonable consultation with the other party (given the timescale within which it is required to be released or despatched).

        11.3.   Continuance of Restrictions

                The restrictions contained in this Clause 11 on the part of the Seller and the Warrantors shall survive Completion.

12.     PROVISIONS RELATING TO THIS AGREEMENT

        12.1.   Assignment and Third Party Rights

                12.1.1. This  Agreement  shall be binding upon and inure for the benefit of the successors of the parties but shall not be assignable, save that the Buyer may at any time assign all or any part of its rights and benefits under this Agreement, including the Warranties and any cause of action arising under or in respect of any of them, to any transferee of the share capital of the Company, or to any Affiliate of the Buyer which may enforce them as if it had also been named in this Agreement as the Buyer.

                12.1.2. A person  who is not a party (a  "Third  Party")  has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy of a Third Party which exists or is available apart from that Act (including, without limitation, any rights arising pursuant to Clause 12.1.1).

        12.2.   Whole Agreement

                12.2.1. This Agreement,  together with any documents referred to in it, constitutes the whole agreement between the parties relating to its subject matter and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties, assurances and arrangements of any nature, whether in writing or oral, relating to such subject matter.

                12.2.2. The Buyer  acknowledges  that it has not been induced to
                        enter  into  this   Agreement  by  any   representation,
                        warranty, promise or assurance by the Seller or any other person save for those contained in this Agreement and in the Disclosure Letter. The Buyer agrees that (except in respect of fraud) it shall have no right or remedy in respect of any other representation, warranty, promise or assurance save for those contained in this Agreement.

                12.2.3. No variation of this Agreement shall be effective unless made in writing and signed by each of the parties.

        12.3.   Agreement Survives Completion

                The Warranties and all other provisions of this Agreement, in so far as the same shall not have been performed at Completion, shall remain in full force and effect notwithstanding Completion.

        12.4.   Rights etc Cumulative and Other Matters

                12.4.1. The rights, powers,  privileges and remedies provided in this Agreement are cumulative and are not exclusive of any rights, powers, privileges or remedies provided by law or otherwise.

                12.4.2. No failure to exercise nor any delay in  exercising  any right, power, privilege or remedy under this Agreement shall in any way impair or affect the exercise of it or operate as a waiver of it in whole or in part.

                12.4.3. No single  or  partial  exercise  of any  right,  power, privilege or remedy under this Agreement shall prevent any further or other exercise of it or the exercise of any other right, power, privilege or remedy.

        12.5.   Further Assurance

                At any time after the date of this Agreement, the Seller shall, at the request of the Buyer, execute or procure the execution of such documents and do or procure the doing of such acts and things as the Buyer may reasonably require for the purpose of vesting the Sale Shares in the Buyer or its nominee(s) and giving to the Buyer the full benefit of all the provisions of this Agreement.

        12.6.   Invalidity

                If any provision of this Agreement shall be held to be illegal, void, invalid or unenforceable under the laws of any jurisdiction, the legality, validity and enforceability of the remainder of this Agreement in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected.

        12.7.   Payment to the Seller

                Any payment falling to be made to the Seller (or any of them) under any provision of this Agreement may be made to the Seller's Solicitors whose receipt shall be an absolute discharge.

        12.8.   Counterparts

                This Agreement may be executed in any number of counterparts, which shall together constitute one Agreement. Any party may enter into this Agreement by signing any such counterpart.

        12.9.   Costs

                Each party shall bear its own costs arising out of or in connection with the preparation, negotiation and implementation of this Agreement.

        12.10.  Notices

                12.10.1. Any notice or other communication  required to be given under this Agreement or in connection with the matters contemplated by it shall, except where otherwise specifically provided, be in writing in the English language and shall be addressed as provided in Clause
                         12.10.2 and may be:

                a) personally delivered, in which case it shall be deemed to have been given upon delivery at the relevant address; or

                b) if within the United Kingdom, sent by first class pre-paid post, in which case it shall be deemed to have been given two (2) Business Days after the date of posting; or

                c) if from or to any place outside the United Kingdom, sent by pre-paid priority airmail, in which case it shall be deemed to have been given seven (7) Business Days after the date of posting; or

                d) sent by fax, in which case it shall be deemed to have been given when despatched, subject to confirmation of uninterrupted transmission by a transmission report provided that any notice despatched by fax after 17.00 hours (at the place where such fax is to be received) on any day shall be deemed to have been received at
                         09.00 on the next Business Day.

                12.10.2. The addresses and other details of the parties referred to in Clause 12.10.1 are, subject to Clause 12.10.3:

                         Name:                   Tiger Telematics Inc
                         For the attention of:   Mike Carrender
                         Address:                10201 Centurion Parkway North,
                                                 Suite 600,
                                                 Jacksonville, FL32256,
                                                 Florida, USA
                         Fax number:             001 904 2799242

                         Name:                   Warthog Plc
                         For the attention of:   Ian Templeton
                         Address:                The Stables,  27 Bollin Hill,
                                                 Wilmslow,  Cheshire SK9 5AN

                         Name:                   Directors
                         For the attention of:   Steven Law
                         Address:                c/o WGL, 10 Eden Place, Cheadle
                                                 Cheshire, SK8 1AT
                         Fax number:             0161 610 3033

                12.10.3. Any party to this Agreement  may notify the other party of any change to its address or other details specified in Clause 12.10.2, provided that such notification shall be effective only on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later.

13.     LAW AND JURISDICTION

        13.1.   English Law

                This Agreement shall be governed by, and construed in accordance with, English law.

        13.2.   Jurisdiction

                In relation to any legal action or proceedings to enforce this Agreement or arising out of or in connection with this Agreement ("proceedings") each of the parties irrevocably submits to the exclusive jurisdiction of the English courts and waives any objection to proceedings in such courts on the grounds of venue or on the grounds that the proceedings have been brought in an inappropriate forum.

        13.3.   Process Agent

                The Buyer appoints Gizmondo Europe Limited of 1 Meadow Gate Avenue, Farnborough Business Park, Farnborough, Hampshire, GU14 6FG (for the attention of the company secretary) as its process agent to receive on its behalf service of process in any proceedings in England. If for any reason the process agent ceases to be able to act as process agent, or no longer has an address in England, the Buyer irrevocably agrees to appoint a substitute process agent with an address in England and to deliver to the Seller a copy of the substitute process agent's acceptance of that appointment.

        AS WITNESS the hands of the duly authorised representatives of the parties on the date first before written.


                                   SCHEDULE 1

                                     PART I

                                   THE SELLER

----------------------------- --------------------------- -------------------- ---------------
            (1)                           (2)                     (3)                (4)

           Seller                    Relevant Sale         Cash Consideration     Amount of
      Name and address           Shares/Transferred WGL       Allocation ($)    Consideration
                                     Indebtedness                                   Stock
----------------------------- --------------------------- -------------------- ---------------
 Warthog Plc                   Warthog Games Limited
 (Co No: 04066354)             4,999,100 Ordinary shares        240,000             21,337
 whose registered office is
 at 10 Eden Place, Cheadle,
 Cheshire, SK8 1AT
----------------------------- --------------------------- -------------------- ---------------
                               Zed Two Limited
                               620 A Ordinary shares;              2                  -
                               380 B Ordinary shares
----------------------------- --------------------------- -------------------- ---------------
                               Phatfish Limited                    2                  -
                               2 Ordinary shares
----------------------------- --------------------------- -------------------- ---------------
                               Roadhog Games Limited               2                  -
                               2 Ordinary shares
----------------------------- --------------------------- -------------------- ---------------
                               Warthog Property Limited            2                  -
                               2 Ordinary shares
----------------------------- --------------------------- -------------------- ---------------
                               Warthog Entertainment               2                  -
                               Limited
                               2 Ordinary shares
----------------------------- --------------------------- -------------------- ---------------
                               Fever Pitch Studios Inc          240,000             21,337
                               1,000,000 common stock
----------------------------- --------------------------- -------------------- ---------------
                               42 Bit AB                        269,990             25,605
                               1,000 shares
----------------------------- --------------------------- -------------------- ---------------
                               Transferred WGL                     -               429,587
                               Indebtedness
----------------------------- --------------------------- -------------------- ---------------

 TOTAL:                                                         750,000            497,866

----------------------------- --------------------------- -------------------- ---------------


                                     PART II

                                  THE DIRECTORS


------------------------------- ------------------------------------------------
            Name                                   Address
------------------------------- ------------------------------------------------
Steven Law                       25 Acre Lane, Cheadle, Hulme, Cheshire SK8 7PL
------------------------------- ------------------------------------------------
Simon Elms                       122 Ack Lane East, Bramhall Cheshire SK7 2AB
------------------------------- ------------------------------------------------
Ashley Hall                      65 Hulme Hall Road, Cheadle, Hulme,  Cheshire
                                 SK8  6JZ
------------------------------- ------------------------------------------------
Robert Ian Templeton             The  Stables,  27 Bollin Hill,  Wilmslow,
                                 Cheshire SK9 5AN
------------------------------- ------------------------------------------------
David Robinson                   20 Broadway, Bramhall, Cheshire  SK7  3BT
------------------------------- ------------------------------------------------

                                   SCHEDULE 2
                                   THE COMPANY

                                     PART I

                                  THE COMPANIES


Name:                                Warthog Games Limited

Number:                              03346048

Registered Office:                   10 Eden Place, Cheadle, Cheshire, SK8 1AT

Authorised Capital:                  8,000,000 Ordinary shares of 0.01 GBP each

Issued Capital:                      4,999,100 Ordinary shares

Directors:                           Simon Elms
                                     Ashley Hall
                                     Steven Law
                                     David Robinson

Secretary:                           H L Secretaries Limited

Accounting Reference Date:           31 March

Auditors:                            Baker Tilly

Continuing Directors:                Simon Elms
                                     Ashley Hall
                                     Steven Law

Name:                                Zed Two Limited

Number:                              03333019

Registered Office:                   10 Eden Place, Cheadle, Cheshire, SK8 1AT

Authorised Capital:                  620 A Ordinary shares of 1 GBP each
                                     380 B Ordinary shares of 1 GBP each

Issued Capital:                      620 Ordinary A shares
                                     380 Ordinary B shares

Directors:                           Simon Elms
                                     Steven Law



Secretary:                           H L Secretaries Limited

Accounting Reference Date:           31 March

Auditors:                            Baker Tilly

Continuing Directors:                Simon Elms
                                     Steven Law

Name:                                Phatfish Limited

Number:                              03747845

Registered Office:                   10 Eden Place, Cheadle, Cheshire, SK8 1AT

Authorised Capital:                  100 Ordinary shares of 1 GBP each

Issued Capital:                      2 Ordinary shares of 1 GBP each

Directors:                           Simon Elms
                                     Ashley Hall
                                     Steven Law


Secretary:                           H L Secretaries Limited

Accounting Reference Date:           31 March

Auditors:                            Baker Tilly

Continuing Directors:                Simon Elms
                                     Ashley Hall
                                     Steven Law

Name:                                Roadhog Games Limited

Number:                              04111584

Registered Office:                   10 Eden Place, Cheadle, Cheshire, SK8 1AT

Authorised Capital:                  100 Ordinary shares of 1 GBP each

Issued Capital:                      2 Ordinary shares

Directors:                           Simon Elms
                                     Steven Law



Secretary:                           H L Secretaries Limited

Accounting Reference Date:           31 March

Auditors:                            Baker Tilly

Continuing Directors:                Simon Elms
                                     Steven Law

Name:                                Warthog Property Limited

Number:                              04119664

Registered Office:                   10 Eden Place, Cheadle, Cheshire, SK8 1AT

Authorised Capital:                  100 Ordinary shares of 1 GBP each

Issued Capital:                      2 Ordinary shares

Directors:                           Simon Elms
                                     Steven Law



Secretary:                           H L Secretaries Limited

Accounting Reference Date:           31 March

Auditors:                            Baker Tilly

Continuing Directors:                Simon Elms
                                     Steven Law

Name:                                Warthog Entertainment Limited

Number:                              04119667

Registered Office:                   10 Eden Place, Cheadle, Cheshire, SK8 1AT

Authorised Capital:                  100 Ordinary shares of 1 GBP each

Issued Capital:                      2 Ordinary shares

Directors:                           Simon Elms
                                     Steven Law



Secretary:                           H L Secretaries Limited

Accounting Reference Date:           31 March

Auditors:                            Baker Tilly

Continuing Directors:                Simon Elms
                                     Steven Law

Name:                                Fever Pitch Studios Inc

Number:                              01621000

Registered Office:                   7000  West  William  Cannon,  Suite  2150
                                     Austin, TX  78735-8515 USA
Authorised Capital:                  10,000,000

Issued Capital:                      1,000,000

Directors:                           Eric Peterson
                                     Steven law
                                     Simon Elms
                                     Ashley Hall

Secretary:

Accounting Reference Date:           31st March

Auditors:                            Weaver and Tidwell

Continuing Directors:                Eric Peterson
                                     Steven law
                                     Simon Elms
                                     Ashley Hall

Name:                                42 Bit AB

Number:                              556622-9810

Registered Office:                   Gasverksgatan 9, 252 25 Helsingborg, Sweden

Authorised Capital:                  SEK 100,000 - SEK 400,000

Issued Capital:                      1,000 Ordinary shares of SEK 100 each

Directors (including office held     Christoffer Nilsson
and other directorships):            Steven Law
                                     Simon Elms

                                     Thomas Liljetoft (deputy member)

Secretary:                           ________

Accounting Reference Date:           31 March

Auditors:                            David Olow, KPMG

Continuing Directors:                Christoffer Nilsson
                                     Steven Law
                                     Simon Elms

                                     Thomas Liljetoft (deputy member)

                                     PART II

                                    THE GAMES

      o    Sticky Balls;
      o    Momma, Can I Mow the Lawn?
      o    Milo & the Rainbow Nasties;
      o    Furious Phil;
      o    Future Tactics;
      o    Fallen Kingdoms;
      o    Johnny Whatever;
      o    Wrath and Skeller;
      o    Bloodbowl;
      o    Conquest 2;

                                   SCHEDULE 3

                         WARRANTIES AND REPRESENTATIONS


INTERPRETATION

(a) Where, in this Schedule, a term is defined in and for the purposes of a particular Paragraph or Sub-Paragraph, the relevant definition shall apply, unless the context otherwise requires, for all other purposes of this Schedule where it is used as a defined term.

(b) In this Schedule references to the "Company" include, unless otherwise specified, each of the Companies.

1.       INVESTMENT WARRANTIES

         1.1. The Seller is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933.

         1.2.     The Seller acknowledges and agrees that:

                  1.2.1. the shares of Consideration Stock issued to the Seller are being acquired by the Seller solely for its own account for investment purposes only and not for resale, subdivision, transfer, assignment, pledge or other disposition; and

                  1.2.2. it does not have any present plan or intention to sell, subdivide, transfer, assign, pledge or otherwise dispose of any part of the Consideration Stock issued to the Seller or to enter into any contract or other undertaking or arrangement with respect thereto.

         1.3. The Seller has such knowledge and experience in financial and business matters that the Seller is capable of evaluating the merits and risks of an investment in the Consideration Stock and the Seller can bear the economic risk of such investment.

         1.4. The Seller acknowledges and agrees that the Buyer has made available to the Seller and its attorneys and other representatives all agreements, documents, records and books that the Seller has requested relating to its investment in the Consideration Stock. The Seller further acknowledges and agrees that it has had an opportunity to ask questions of, and to receive answers from, individuals acting on behalf of the Buyer concerning the Buyer and the terms and conditions of the Seller's investment in the Consideration Stock hereunder, and answers have been provided to all of such questions to the full satisfaction of the Seller.

         1.5. The Seller has relied only upon such advice as may have been received from tax, accounting, legal and financial advisors. The Seller has not received any assurances or representations from any person associated with the Buyer or its affiliates as to the benefits, economic, tax or otherwise, likely to result from its investment in the Consideration Stock.

         1.6. The Seller understands that there are substantial restrictions on the transferability of the Consideration Stock and, accordingly, the Seller will need to bear the economic risk of its investment and will not be readily able to liquidate its investment in case of emergency.

         1.7. The Seller understands that the shares of Consideration Stock are restricted securities under the Securities Act and that they may not be resold, subdivided, transferred, assigned, pledged or otherwise disposed of unless they are first registered under the United States federal securities laws or unless an exemption from such registration is available.

         1.8. The Seller understands that save as provided in this Agreement the Buyer has no obligation to register the Consideration Stock.

         1.9. The Seller understands that the Buyer is relying on the representations and warranties set forth in this paragraph 1 in issuing the Consideration Stock to the Seller.

2.       THE COMPANY AND THE SELLER

         2.1.     Capacity

                  The Seller:

                  2.1.1. has full power and authority to enter into and perform the Sale Documentation; and

                  2.1.2. may execute and deliver the Sale Documentation and perform its obligations under the Sale Documentation without requiring or obtaining the consent of its shareholders or of any other person, authority or body and the Sale Documentation constitute valid and binding obligations on the Seller in accordance with its terms.

         2.2.     Ownership of Sale Shares

                  The Seller is the registered and sole beneficial owner of the Sale Shares and the Sale Shares:

                  2.2.1. comprise the whole of the issued and allotted share capital of the Companies;

                  2.2.2.   are fully paid up;

                  2.2.3.   were not allotted at a discount;

                  2.2.4. are free from any Encumbrances and there is no commitment to give or create, and no person has claimed to be entitled to, any Encumbrance over all or any of the Sale Shares; and

                  2.2.5. have not been the subject of a transfer at an undervalue (within the meaning of section 238 or section 339 of the Insolvency Act 1986) within the past five years.

         2.3.     Ownership of the Transferred WGL Indebtedness

                  The Seller is the sole beneficial owner of the Transferred WGL Indebtedness and the Transferred WGL Indebtedness is free from all Encumbrances.

         2.4.     Other Securities and Options etc

                  2.4.1. Other than the Sale Shares, there are no securities of the Company of any description allotted or in issue.

                  2.4.2. Other than pursuant to this Agreement, no person has or has claimed to have the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, issue, sale, transfer or conversion of any share or loan capital or other securities of the Company under any option or other agreement or arrangement (including conversion rights and rights of pre-emption).

         2.5.     Liabilities Owing to or by the Seller

                  There is not outstanding any indebtedness or other liability (actual or contingent) owing by the Company to the Seller or to any Director or to any person connected with any of them, nor is there any indebtedness owing to the Company by any such person, and no promise, warranty or representation has been made to the Seller in connection with the Warranties, the Tax Deed or the Disclosure Letter in respect of which the Company might be liable.

         2.6.     Competing Interests

                  The Seller has no interest, direct or indirect, in any business other than that now carried on by the Company which is or is likely to be or become competitive with the business or any proposed business of the Company.

3.       THE DORMANT COMPANIES

         Each of the Dormant Companies has not traded and has no assets, contracts or employees and has not incurred any indebtedness or other liabilities (whether actual or contingent, qualified or unqualified, disputed or undisputed or otherwise).

4.       THE COMPANY AND THE LAW

         4.1.     Compliance with Laws etc

                  4.1.1.   The Company has conducted its business and affairs in
                           all  material   respects  in   accordance   with  all
                           applicable laws and regulations of:

                  a)       the United Kingdom; and

                  b)       any relevant foreign country or authority

                           and in accordance with its memorandum and articles of association and all other documents to which it is, or has been, a party.

                  4.1.2. There is no order, decree or judgment of any court or tribunal or any governmental or other competent authority or agency of:

                  a)       the United Kingdom; or

                  b)       any foreign country

                           outstanding against the Company or any person for whose acts the Company is vicariously liable which may have a material adverse effect upon the assets or business of the Company.

                  4.1.3. The Company has not been notified that it is the subject of any investigation, inquiry or enforcement proceedings or process by any governmental, administrative or regulatory body nor is the Seller aware of anything which is likely to give rise to any such investigation, inquiry, proceedings or process.

5.       THE COMPANY'S ACCOUNTS AND RECORDS

         5.1.     Books and records

                  All accounts, books, ledgers, financial and other records of whatever kind ("Records") of the Company:

                  5.1.1. have been, properly and accurately maintained in all material respects on a consistent basis and will at Completion be up to date and are in the possession and control of the Company and contain true, complete and accurate records of all matters required by law to be entered in them;

                  5.1.2. do not contain or reflect any material inaccuracies or discrepancies; and

                  5.1.3. give and reflect a fair view of the financial, contractual and trading position of the Company and of its fixed and current assets and liabilities (actual and contingent) and debtors and creditors (as appropriate) and all other matters which ought or would normally be expected to appear in them and no notice or allegation that any of the Records is incorrect or should be rectified has been received.

         5.2.     Audited Accounts

                  The Audited Accounts:

                  5.2.1. were prepared in accordance with the requirements of all relevant statutes and regulations and accounting practices generally accepted in the United Kingdom at the time they were audited and commonly adopted by companies carrying on business similar to that of the Warthog Group (including, without limitation, the requirements of the Companies Acts and all relevant Financial Reporting Standards and Statements of Standard Accounting Practice and Urgent Issues Task Force Abstracts issued by the Accounting Standards Board);

                  5.2.2. show a true and fair view of the assets and liabilities of the Warthog Group as at, and the profits of the Warthog Group for the accounting reference period ended on, the Balance Sheet Date;

                  5.2.3. are not affected by any unusual or non-recurring items;

                  5.2.4. apply bases and policies of accounting which have been consistently applied in the audited financial statements of the Warthog Group for the three accounting reference periods ended on the Balance Sheet Date.

         5.3.     Provision for Liabilities

                  Full provision has been made in the Audited Accounts for all actual liabilities of the Warthog Group outstanding at the Balance Sheet Date and proper provision (or note) in accordance with generally accepted accounting principles in the United Kingdom at the time they were audited has been made therein for all other liabilities of the Warthog Group then outstanding whether contingent, quantified, disputed or not including (without limitation):

                  5.3.1. the cost of any work or material for which payment has been received or credit taken;

                  5.3.2. any future loss which may arise in connection with uncompleted contracts; and

                  5.3.3. any claims against the Warthog Group in respect of completed contracts.

         5.4.     Valuation of Stock and Work in Progress

                  5.4.1.   For the purposes of the Audited Accounts:

                  a) all stock in trade was valued at the lower of cost and net realisable value; and

                  b) all work in progress was valued on a basis excluding profit, including proper provision for losses which are or could reasonably be anticipated.

                  5.4.2. None of the stock in trade of the Warthog Group is obsolete, redundant (being out of fashion or demand), unsaleable, deteriorated, slow moving or likely to realise less than its book value.

                  5.4.3. The respective amounts of raw materials, work in progress, finished goods, packaging and promotional material held or on order by the Warthog Group are appropriate and normal for its present level of business.

         5.5.     Management Accounts

                  5.5.1.   The Management Accounts have been carefully prepared:

                  a) on a basis consistent with the management accounts prepared in the preceding year.

                  5.5.2. The cumulative profits, assets and liabilities of the Warthog Group stated in the Management Accounts have not been materially misstated and are not materially inaccurate and the Seller does not consider the Management Accounts to be misleading.

         5.6.     Returns

                  5.6.1. The Company has complied with the provisions of the Companies Acts (or in the case of FPSI and AB, its equivalent legislation) and all returns, particulars, resolutions and other documents required under any legislation to be delivered on behalf of the Company to the Registrar of Companies (or its equivalent in the case of FPSI and AB) or to any other authority whatsoever have been properly made and duly delivered.

                  5.6.2. All such documents delivered to the Registrar of Companies (or its equivalent in the case of FPSI and
                           AB) or to any other authority whatsoever, whether or not required by law, were true and accurate when so delivered and the Company has not received notification of the levy of any fine or penalty for non-compliance by the Company or any officer of the Company.

         5.7.     Accounting Reference Date

                  The accounting reference date of the Company for the purposes of section 224 of the Companies Act 1985 (or in the case of AB and FPSI its equivalent act) is and always has been that specified in SCHEDULE 2.

         5.8.     Reports

                  No financial or management consultants or similar advisers have, within the past three years, given a report in relation to the Company.

6.       CASH FLOW FORECAST

         The Cash Flow Forecasts for the combined Companies as prepared by the Buyer from information provided by the Seller and annexed to this Agreement have been honestly and reasonably prepared in accordance with accepted UK accounting practice, are based on reasonable assumptions and the Seller does not consider the cash flow forecast to be misleading.

7.       INTELLECTUAL PROPERTY RIGHTS

         7.1. The Listed Intellectual Property Rights comprises a complete list of all Intellectual Property Rights of which the Company is the registered proprietor or applicant for registration.

                  Save as may appear from the Listed Intellectual Property Agreements, all the Intellectual Property Rights used by the Company which are material to the carrying on of the business as carried on by the Company immediately prior to Completion ("Business IPR") are legally and beneficially owned solely by the Company or used by the Company under licence from a third party, and the Company does not use any Intellectual Property Rights in respect of which any third party has any right, title or interest.

         7.2. So far as the Seller is aware, none of the Listed Intellectual Property Rights is being claimed, applied for, opposed, challenged or attacked by any other person.

         7.3. All the Intellectual Property Rights owned by the Company are valid and enforceable, and, so far as the Seller is aware, nothing has been done, omitted or permitted whereby any of them has ceased or might cease to be enforceable.

         7.4. The Listed Intellectual Property Agreements are all the Intellectual Property Agreements to which the Company is a party, or which affect the use by the Company of any Business IPR or the use by any third party of any Intellectual Property Rights owned or formerly owned by the Company, and each of them is valid, subsisting and binding and neither the Company nor, so far as the Seller is aware, any third party is in breach of any of the provisions of such agreements.

         7.5. So far as the Seller is aware none of the processes, products or activities of the Company infringes any Intellectual Property Rights of any other person or involves the unauthorised use of confidential information disclosed to the Company by any person in circumstances which might entitle that person to make a claim against the Company.

         7.6. The Seller is not aware of any infringement by any third party of any Intellectual Property Rights owned by the Company.

         7.7. There are no claims outstanding or threatened against the Company for infringement of any Intellectual Property Rights and no such claims have been settled by the giving of any undertakings which remain in force. The Company has not received any actual or threatened claim that any of the Listed Intellectual Property Rights is invalid, nor is the Company aware of any reason why any patents forming part of the Listed Intellectual Property Rights should be amended.

         7.8. All confidential information used by the Company is kept strictly confidential, and the Company operates and fully complies with procedures which maintain such confidentiality. The Seller is not aware of any such confidentiality having been breached. The Company has not permitted or authorised the disclosure of (except in the ordinary course of its business pursuant to legally binding confidentiality agreements) any of its confidential know-how, trade secrets or lists of customers to any other person.

         7.9. All application and renewal fees, costs, charges, taxes and other steps required for the maintenance or protection of the Listed Intellectual Property Rights have been duly paid on time or taken and so far as the Seller is aware none of those rights are subject to any existing challenge or attack by a third party or competent authority.

         7.10. All persons retained, engaged or employed by the Company who, in the course of their work for the Company, will or might reasonably be expected to bring into existence Business IPR are, so far as is reasonably practicable, individually bound by agreements with the Company whereby all Intellectual Property Rights which such persons may bring into existence during their work for the Company vest in the Company (so far as this is permitted by applicable law) and all such agreements contain terms which, so far as is reasonably practicable, prevent such persons disclosing any confidential information about the Company and its business.

         7.11. Other than in respect of any unregistered design rights which by operation of law are subject to a licence of rights, none of the Intellectual Property Rights owned or used by the Company is subject to compulsory licensing or the granting of any licences of right.

         7.12. No employee or former employee of the Company has made, or indicated an intention to make, any claim against the Company for compensation relating to any invention owned or used by the Company, nor, so far as the Seller is aware, are there valid grounds for any such claim.

         7.13. So far as the Seller is aware all current advertising, marketing and sales promotions by the Company comply with all applicable codes of practice and self-regulatory schemes. The Company has not been disciplined under any scheme or code in respect of any such advertising, marketing or sales promotion and no complaint has been made against it in respect thereof and there are no outstanding complaints or disciplinary proceedings against the Company in respect thereof.

         7.14. The details appearing in the Company's entry on the Data Protection Register adequately describe all the processing of personal data undertaken by or on behalf of the Company and the Company has not received any notice that it is in or has breached any provision of the Data Protection Act 1998.

8.       MISCELLANEOUS

         8.1.     All Material Matters Disclosed

                  All information contained or referred to in this Agreement (including the documents in agreed form) and in the Disclosure Letter or in any annexure thereto on or prior to the date of this Agreement is true and accurate in all material respects and the Warrantors are not aware of any other fact or matter which renders any such information misleading because of any omission, ambiguity or for any other reason.

9.       THE COMPANY'S CONSTITUTION

         9.1.     Memorandum and Articles

                  The copy of the memorandum and articles of association of the Company or (in the case of FPSI or AB) the equivalent constitutional document annexed to the Disclosure Letter is accurate and complete and has embodied in or annexed to it a copy of every resolution or agreement as is required by law to be embodied in or annexed to it, and sets out completely the rights and restrictions attaching to each class of authorised share capital of the Company.

         9.2.     Company Resolutions

                  Neither the Company nor any class of its members has passed any resolution (other than resolutions relating to business at annual general meetings which was not special business).

         9.3.     Statutory Books

                  The register of members and other statutory books and registers of the Company have been properly kept and no notice or allegation that any of them is incorrect or should be rectified has been received.

         9.4.     Power to carry on business

                  The Company has the power and is duly qualified to carry on business in all jurisdictions in which it carries on business.

10.      THE COMPANY AND THE LAW

         10.1.    Licences etc.

                  10.1.1.  So far as the Seller is aware all necessary licences,
                           consents,   permits,   approvals  and  authorisations
                           (public and private):

                  a) have been obtained by the Company to enable the Company to own and operate its assets and to carry on its business effectively in the places and in the manner in which such business is now carried on; and

                  b) are in full force and effect and are not limited in duration or subject to onerous conditions and copies of all such licences, consents, permits, approvals and authorisations as are in the possession of the Seller are annexed to the Disclosure Letter.

                  10.1.2. All reports, returns and information required by law or as a condition of any licence, consent, permit, approval or other authorisation to be made or given to any person or authority in connection with the Company's business have been made or given to the appropriate person or authority.

                  10.1.3. So far as the Seller is aware the utilisation of any of the assets of the Company or the carrying on of any aspect of the Company's business or any business now being carried on at any of the Properties is not in breach of any of the terms and conditions of any of such licences, consents, permits, approvals and authorisations and so far as the Seller is aware there is:

                  a) no circumstance which indicates that any such licence, consent, permit, approval or authorisation is likely to be modified, suspended, cancelled or revoked;

                  b) no reason why any of them should expire within a period of one year from the date of this Agreement; or

                  c) no circumstance that might prejudice the continuation or renewal of any of them on the same terms as currently in force.

                  10.1.4. At and after Completion there will be no restriction on the right of the Company to carry on its business which does not now apply to the Company.

         10.2.    Breach of Legislative Provisions

                  Neither the Company, nor any of its officers, agents or employees (during the course of their duties in relation to the Company) have committed, or omitted to do, any act or thing the commission or omission of which is, or could be, in contravention of any statute, order, regulation or the like or any other law or legal requirement in the United Kingdom or elsewhere which is punishable by fine or other penalty, liability or sanction and no notice or communication has been received with respect to any alleged, actual or potential violation of or failure to comply with any such statute, order, regulation or the like or any other law or legal requirement.

         10.3.    Litigation

                  10.3.1. Neither the Company nor any its officers, agents or employees is engaged in or the subject of any litigation, arbitration, administrative or criminal proceedings whether as claimant, defendant or otherwise, which adversely affects or is likely to have an adverse effect on the Company's business and/or the ability of the Company or any buyer to carry on the Company's business in the same manner and to the same extent as carried on at the date of this Agreement.

                  10.3.2. No litigation or arbitration or administrative or criminal proceedings are pending or threatened or expected by or against the Company or any such officer, agent or employee and so far as the Seller is aware there are no facts or circumstances likely to give rise to any such litigation or arbitration or administrative or criminal proceedings.

                  10.3.3. Neither the Company nor any member of the Warthog Group nor any officer, agent or employee thereof has been a party to any undertaking or assurance given to any court or governmental agency or the subject of any injunction which is still in force.

         10.4.    Fair Trading and Competition Law

                  10.4.1. No agreement, practice, arrangement or course of conduct carried on by the Company or to which the Company is or has in the six years prior to the date of this Agreement been a party:

                  a) was or ought to have been registered in accordance with the provisions of the Restrictive Trade Practices Acts 1976 and 1977 or was the subject of any enquiry, complaint, investigation or proceeding under that Act;

                  b) is or has been the subject of an enquiry, complaint, investigation, reference or report under the Fair Trading Act 1973 or the Competition Act 1998;

                  c) infringes any other competition, restrictive trade practice, anti-trust, fair trading or consumer protection law or legislation applicable in any jurisdiction in which the Company has assets or carries on or intends to carry on business or in which the activities of the Company may have an effect; or

                  d)       is void or  unenforceable  (whether  in  whole  or in
                           part) or may render the Company liable to proceedings under any such legislation as is referred to in paragraphs 10.4.1 (a) to (e) above.

                  10.4.2. The Company is not nor has it in the six years prior to the date of this Agreement been, a party to any agreement or arrangement or been involved in any practice or course of conduct in respect of which:

                  a) any request for information, statement of objections or similar matter has been received from any court, tribunal, governmental, national or supra-national authority;

                  b) an application for negative clearance or exemption has been made to the Commission of the European Communities; or

                  c) an application for early guidance has been made under the Competition Act 1998 to the Office of Fair Trading.

         10.5.    Health and Safety

                  10.5.1. The Company complies with all conditions, limitations, obligations, prohibitions and requirements contained in any Health and Safety Law and there are no facts or circumstances which may lead to any breach of any Health and Safety Law.

                  10.5.2. There have been no claims, investigations or proceedings against or threatened against the Company or any of its directors, officers or employees in respect of accidents, injuries, illness, disease or any other harm to the health and safety of employees, contractors or any other persons caused by breaches of Health and Safety Law or otherwise in respect of the Company and there are no facts or circumstances which may lead to any such claims, investigations or proceedings.

                  10.5.3. The Company has adequate employers liability and public liability insurance cover having regard to the activities carried out by the Company. No claims in respect of health and safety have been made or are contemplated under such insurance policies.

         10.6.    Inducements

                  So far as the Seller is aware no officer, agent or employee of the Company has paid any bribe (monetary or otherwise) or used any of the Company's assets unlawfully to obtain an advantage for any person.

11.      THE COMPANY'S AND THE SELLER'S SOLVENCY

         11.1.    Winding Up

                  No order has been made, petition presented or resolution passed for the winding up of the Company and no meeting has been convened for the purpose of winding up the Company.

         11.2.    Administration and Receivership

                  No steps have been taken for the appointment of an administrator or receiver (including an administrative receiver) in respect of the Company or in respect of all or any part of the Company's assets or undertaking.

         11.3.    Compositions

                  The Company has not made or proposed any arrangement or composition with its creditors or any class of its creditors.

         11.4.    Insolvency

                  The Company is not insolvent, is not unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 (the references in that section to proving to the satisfaction of the court being disregarded) and has not stopped or suspended payment of its debts as they fall due.

         11.5.    Unsatisfied Judgments

                  No distress, execution or other process has been levied against the Company or any of its assets or action taken to repossess goods in the Company's possession. No unsatisfied judgment, order or award is outstanding against the Company.

         11.6.    Floating Charges

                  No floating charge created by the Company has crystallised and, so far as the Seller is aware, there are no circumstances likely to cause such a floating charge to crystallise.

         11.7.    Vulnerable Antecedent Transactions

                  The Company has not been party to any transaction which could be avoided in a winding up and/or pursuant to or as a result of which an asset owned, purportedly owned or otherwise held by the Company is liable to be transferred or re-transferred to another person or which gives, or so far as the Seller is aware may give, rise to a right of compensation or payment in favour of another person.

         11.8.    Analogous and Potential Events

                  No event analogous to any of the foregoing has occurred in or outside England and no circumstance has arisen which may entitle any person to take any action, appoint any person, commence proceedings or obtain any order of the type mentioned in paragraphs 11.1 to 11.7 above.

         11.9.    Events affecting the Seller

                  No event,  matter or thing  referred to in paragraphs  11.1 to
                  11.7 inclusive has occurred in relation to the Seller.

12.      THE COMPANY AND ITS INVESTMENTS

         12.1.    Particulars of the Company

                  12.1.1. The particulars of the Company set out in SCHEDULE 2 are accurate and complete.

         12.2.    Investments, Associations and Branches

                  The Company:

                  12.2.1. is not the holder or beneficial owner of, and has not agreed to acquire, any shares or other securities of whatever nature of any other company or corporation (whether incorporated in the United Kingdom or elsewhere);

                  12.2.2. is not, and has not agreed to become, a member of any partnership, joint venture, consortium or other unincorporated association, body or undertaking in which it is to participate with any other person in any business or investment; and

                  12.2.3. has no branch, agency or place of business outside its place of incorporation.

         12.3.    City Code

                  During the ten years prior to the date of this Agreement, the Company has not:

                  12.3.1. had at any time any equity share capital listed on the London Stock Exchange;

                  12.3.2. had any dealings and/or prices at which persons were willing to deal in its equity share capital published in a newspaper, electronic price quotation system or otherwise on a regular basis for a continuous period of at least six months;

                  12.3.3.  had at any time any equity share capital subject to a
                           marketing   arrangement   as   described  in  section
                           163(2)(b) of the Companies Act 1985; or

                  12.3.4. filed a prospectus with the Registrar of Companies for the issue of any equity share capital.

13.      THE COMPANY'S BUSINESS AND THE EFFECT OF SALE

         13.1.    Business Since the Balance Sheet Date

                  Since the Balance Sheet Date:

                  13.1.1. the Company has carried on its business in the ordinary and usual course so as to maintain it as a going concern and without any interruption or alteration in the nature, scope or manner of its business;

                  13.1.2. the Company has not entered into any unusual contract or commitment or otherwise departed from its ordinary and usual course of trading;

                  13.1.3.  there has been no  deterioration  in the financial or
                           trading  position,   prospects  or  turnover  of  the
                           Company;

                  13.1.4. there has been no significant event or occurrence (including, but not limited to the loss of any significant customer or supplier) which has had or may following Completion have a material adverse affect on the Company's business or its value, profitability or prospects;

                  13.1.5.  the Company  has not  borrowed or raised any money or
                           taken  any  form  of  financial   facility   (whether
                           pursuant to a factoring arrangement or otherwise);

                  13.1.6. the Company has paid its creditors in accordance with their respective credit terms and there are no debts outstanding by the Company which have been due for more than four weeks and no claims have been made or are pending against the Company under the Late Payment of Commercial Debts (Interest) Act 1998 (or in the case of AB and FPSI its equivalent act);

                  13.1.7. the Company has not entered into, or agreed to enter into, any capital commitments;

                  13.1.8. no share or loan capital has been issued or agreed to be issued by the Company; and

                  13.1.9. no distribution of capital or income has been declared, made or paid in respect of any share capital of the Company and (excluding fluctuations in overdrawn current accounts with bankers) no loan or share capital of the Company has been repaid in whole or part or has become liable to be repaid in whole or part.

         13.2.    Commission

                  No one is entitled to receive from the Company any finder's fee, brokerage, or other commission in connection with this Agreement or the sale and purchase of shares in the Company.

         13.3.    Consequence of Share Acquisition by the Buyer

                  The acquisition of the Sale Shares and the Transferred WGL Indebtedness by the Buyer or compliance with the terms of this Agreement will not:

                  13.3.1. So far as the Seller is aware cause the Company to lose the benefit of any right or privilege it
                           presently   enjoys  or  relieve  any  person  of  any
                           obligation to the Company (whether contractual or otherwise) or enable any person to vary or determine any such obligation or any contractual right or benefit enjoyed by the Company or to exercise any right whether under an agreement with the Company or otherwise;

                  13.3.2. result in any present or future indebtedness of the Company becoming due or capable of being declared due and payable prior to its stated maturity;

                  13.3.3.  result  in  the   creation  or   imposition   of  any
                           Encumbrance on any of the property or assets of the Company;

                  13.3.4. give rise to or cause to become exercisable any right of pre-emption;

                  13.3.5. result in a breach of, or constitute a default under, any provision of the memorandum or articles of association of the Company (or equivalent documents);

                  13.3.6. result in a breach of, or constitute a default under any order, judgment or decree of any court or government agency or any other restriction of any kind or character by which the Company or the Seller is bound or subject; or

                  13.3.7. result in a breach of, or constitute a default under the terms, conditions or provisions of, any agreement, understanding, arrangement or instrument (including, but not limited to, any contract to which the Company is party);

                  13.3.8. and, to the best of the knowledge and belief of the Seller, the Company's relationships with clients, customers, suppliers and employees will not be adversely affected thereby and the Seller is not aware of any circumstances (whether or not connected with the Buyer and/or the sale of the Sale Shares) indicating that, nor has it been informed or is it otherwise aware that, any person who now has business dealings with the Company would or might cease to do so or reduce such business dealings for any reason after Completion.

         13.4.    Grants etc

                  Full particulars of all grants, subsidies or other financial assistance received from any supranational, national or local authority or government agency (and all applications for any such grants, subsidies or other financial assistance) are given in the Disclosure Letter and there are no circumstances (including the sale of the Sale Shares) which might lead to the  whole  or part of any  such  grants,  subsidies  or other financial assistance becoming repayable or forfeited or withheld.

         13.5.    Insurances

                  13.5.1. Details of all the insurance policies (including, without limitation, the limit and basis of cover under each policy and the amount of any applicable excess) in which the Company has an interest (the "Company's Insurances") are given in the Disclosure Letter. The Company's Insurances afford the Company adequate cover against fire and such other risks as companies carrying on a similar business to the Company commonly cover by insurance and in particular (but without limitation):

                  a) the assets and undertaking of the Company are and have at all material times been insured in their full replacement or reinstatement value;

                  b) the Information Systems are insured for all foreseeable risks to their full replacement value, together with incidental expenses, including, without limitation, costs and expenses of data recovery and reconstruction; and

                  c) the Company is now, and has at all material times been, fully covered against accident, damage, injury, third party loss (including Product Liability), loss of profits and other risks normally insured against by companies carrying on a similar business.

                  13.5.2. All the Company's Insurances are in full force and effect and will be maintained in full force without alteration pending Completion. In relation to the Company's Insurances:

                  a) So far as the Seller is aware there are no circumstances which might lead to any liability under any of the Company's Insurances being avoided by the insurers or the premiums being increased;

                  b) there are no special or unusual terms, restrictions or rates of premium and all premiums have been paid on time; and

                  c) So far as the Seller is aware there is no claim outstanding under any of the Company's Insurances nor is the Seller aware of any circumstances likely to give rise to a claim nor (if the Seller was to renew the Company's Insurances) is the Seller aware of any reason why the relevant insurers would or might refuse to renew them.

         13.6.    Trading Name

                  The Company does not trade under any name other than its corporate name.

         13.7.    Trade Associations

                  Full particulars of all trade or business associations of which the Company is a member are set out in the Disclosure Letter and:

                  13.7.1. the Company is now and has been at all material times in compliance with the regulations or guidelines laid down by any such trade or business association; and

                  13.7.2. all reports, comments and recommendations made by any such association during the six years prior to the date of this Agreement are annexed to the Disclosure Letter.

         13.8.    Assets and Charges

                  13.8.1. Except for current assets disposed of by the Company in the ordinary and usual course of its business, the

                           Company is the owner legally and beneficially of and has good marketable title to all assets included in the Audited Accounts and all assets which have been acquired by the Company since the Balance Sheet Date and such assets represent all of the assets used or useable in connection with the business of the Company.

                  13.8.2. No Encumbrance is outstanding nor is there any agreement or commitment to give or create or allow any Encumbrance over or in respect of the whole or any part of the Company's assets, undertaking, goodwill or uncalled capital and no claim has been made by any person that he is entitled to any such Encumbrance.

                  13.8.3. Since the Balance Sheet Date, save for disposals in the ordinary and usual course of its business, the assets of the Company have been in the possession of, or under the control of, the Company.

                  13.8.4. No asset is shared by the Company with any other person and the Company does not depend for the purposes of its business upon any assets, premises, facilities or services owned or supplied by the Seller or any other member of the Seller's Group.

                  13.8.5. The Company owns, or has a contractual right to use, all of the assets necessary for the continuation of its business as carried on at the date of this Agreement.

                  13.8.6. The Disclosure Letter contains true and complete details of all charges in favour of the Company and no charge in favour of the Company is void or voidable for want of registration.

         13.9.    Debts

                  13.9.1. Save to the extent of any provision or reserve therefor contained or reflected in the Completion Accounts, any debts owed to the Company as recorded in the Company's Records are good and collectable in the ordinary and usual course of business and will realise their full face value (plus any accrued interest) within six months of Completion.

                  13.9.2. The rights of the Company in respect of such debts are valid and enforceable and are not subject to any defence, right of set-off or counterclaim, withholding or other deduction and no act has been done or omission permitted whereby any of them has ceased or might cease to be valid and enforceable in whole or in part.

                  13.9.3. No amount included in the Audited Accounts as owing to the Company at the Balance Sheet Date has been released for an amount less than the value at which it was included in the Audited Accounts or is now regarded by the Seller as irrecoverable in whole or in part.

                  13.9.4. The Company has not factored or discounted any of its debts or other receivables or agreed to do so.

                  13.9.5. There are no debts owing by or to the Company other than debts which have arisen in the ordinary and usual course of business, nor has the Company lent any money which has not been repaid.

         13.10.   Title Retention

                  The Company has not acquired or agreed to acquire any asset on terms that property in that asset does not pass until full payment is made.

         13.11.   Information Systems

                  13.11.1. All of the  Information  Systems have been maintained and supported and have the benefit of appropriate maintenance and support agreements which are not terminable by the supplier on less than 24 months' notice.

                  13.11.2. The Company has the  benefit of  appropriate  licence agreements for the supply and use of any software and data used by or on behalf of the Company and which is not owned by the Company, and none of those licences is terminable by the supplier.

                  13.11.3. So far as the Seller is aware the Information Systems
                           have  adequate   capability   and  capacity  for  the
                           projected requirements of the Company for the processing and other functions required to be performed for the purposes of the business of the Company.

                  13.11.4. Disaster  recovery  plans  and  business  contingency agreements are in effect and are adequate to ensure that the Information Systems can be replaced or substituted without material disruption to the business of the Company.

                  13.11.5. Save  where  that  person is the  person  owning  (as between it and the Company) any of the Intellectual Property Rights in the Information Systems concerned, in the event that any person providing maintenance or support services for any of the Information Systems ceases or is unable to do so, the Company has all necessary rights, materials and information to procure the carrying out of such services by employees or by a third party without undue expense or delay.

                  13.11.6. The  Company  has for the  purposes  of the  business carried on by it immediately prior to completion, sufficient technically competent and trained employees to handle, operate, monitor and use of the Information Systems.

                  13.11.7. The Company has  adequate  procedures  with regard to internal and external security of the Information Systems and all information, data, software and files residing on them, and all back-up copies of the same, including (without limitation) procedures for preventing unauthorised access, preventing the introduction of a virus or other disabling or corrupting device, taking and storing on-site and off-site back-up copies of software and data.

                  13.11.8. The  Company has the right to obtain from the creator of the same updated versions of all standard non bespoke software is used by it in the business carried on by it immediately prior to completion and which is material to the carrying on of such business.

                  13.11.9. The Company owns,  and is in  possession  and control of, copies of all manuals, guides, instruction books and technical documents (including those relating to any corrections and updates) required to operate effectively the Information Systems.

                  13.11.10.The  Information  Systems have no defects or problems in operation which detrimentally affect to a material extent the Company's ability to operate its business.

         13.12.   Marketing Information

                  13.12.1. All  Marketing  Information  used by the  Company  is owned by or is the subject of a valid grant of rights to the Company and is not subject to any restriction which materially and adversely affects the Company's ability to use it for the purposes of its business.

                  13.12.2. The  Company has not  disclosed  nor is it obliged to disclose any Marketing Information of a confidential nature to any person other than its employees.

                  13.12.3. The Company is not in breach of any  agreement  under which Marketing Information was or is to be made available to it.

         13.13.   Properties

                  13.13.1. Title to Properties

                  a) The particulars of the Properties shown in SCHEDULE 7 are true and correct. Except as shown in SCHEDULE 7 the Company has no other interest in land and does not occupy any other property and has not entered into any agreement to acquire or dispose of any land or premises or any interest therein which has not been completed.

                  b) The owner of each Property shown in SCHEDULE 7 is solely legally and beneficially entitled to and has good and marketable title to and exclusive occupation of such Property.

                  c)       Each  Property  is held  free  from any  mortgage  or
                           charge (whether legal or equitable, fixed or floating) or other Encumbrance, or any lease, sub-lease, tenancy, licence or right of occupation, rent charge, exception, reservation, easement, quasi-easement or privilege (or agreement for any of the same) in favour of a third party.

                  d) The lease, sub-lease, tenancy or agreement for any of the same under which any of the Properties are held is valid and subsisting against all persons, including any person in whom any superior estate or interest is vested.

                  e) There are appurtenant to each Property all rights and easements necessary for its current use and enjoyment (without restriction as to time or otherwise) and the access for each of the Properties is over roads adopted by the local authority and maintained at public expense.

                  f) The Company has not entered into any positive covenants or personal obligations nor does it have any personal rights under which it has any subsisting liability (whether actual or contingent).

                  13.13.2. Matters Affecting Properties

                  a) No Property or any part thereof is affected by any of the following matters or so far as the Seller is aware likely to become so affected:

                           (i) any outstanding dispute, notice or complaint or any exception, reservation, right, covenant, restriction or condition which is of an unusual nature or which affects or might in the future affect the use of any of the Properties for the purpose for which it is now used (the "current use") or which affects or might in the future affect the value of any of the Properties;

                           (ii) any notice, order, demand, requirement or proposal of which the owner has notice or of which the Seller is aware made or issued by or on behalf of any government or statutory authority, department or body for acquisition, clearance, demolition or closing, the carrying out of any work upon any building, the modification of any planning permission, the discontinuance of any use or the imposition of any building or improvement line, the alteration of any road or footpath or which otherwise affects any of the Properties or their current use or value;

                           (iii) any compensation received as a result of any refusal of any application for planning consent or the imposition of any restrictions in relation to any planning consent;

                           (iv) any commutation or agreement for the commutation of rent or payment of rent in advance of the due dates of payment thereof;

                           (v) any outstanding claim or liability (contingent or otherwise) whether under the Planning Acts (as defined in the Town and Country Planning Act 1990) or otherwise;

                           (vi) any outgoings except uniform business rates and water rates; or

                           (vii) the requirement of consent from any third party to the charging of the Properties or any of them.

                  b) Each of the Properties is in a good state of repair and condition and fit for the current use and no deleterious material (including, without limitation, high alumina cement, woodwool, calcium chloride, sea dredged aggregates or asbestos material) was used in the construction, alteration or repair thereof or of any of them and there are no development works, redevelopment works or fitting out works outstanding in respect of any of the Properties.

                  c) All restrictions, conditions and covenants (including any imposed by or pursuant to any lease, sub-lease, tenancy or agreement for any of the same and whether the Company is the landlord or tenant thereunder and any arising in relation to any superior title) affecting any of the Properties have been observed and performed and no notice of any breach of any of the same has been received or so far as the Seller is aware likely to be received.

                  d) The current use of the Properties and all machinery and equipment therein and the conduct of any business therein complies in all respects with all relevant statutes and regulations including, without prejudice to the generality of the foregoing, the Factories Act 1961, the Offices Shops and Railway Premises Act 1963, the Fire Precautions Act 1971, the Health and Safety at Work etc, Act 1974, the Betting, Gaming and Lotteries Act 1963 and with all rules, regulations and delegated legislation thereunder and all necessary licences and consents required thereunder have been obtained.

                  e) There are no restrictive covenants or provisions, legislation or orders, charges, restrictions, agreements, conditions or other matters which preclude or limit the current use of any of the Properties and the current user is the permitted user under the provisions of the Planning Acts (including, without limitation, section 52 of the Town and Country Planning Act 1971; section 106 of the Town and Country Planning Act 1990; or section 278 of the Highways Act 1980) and regulations made thereunder and is in accordance with the requirements of the local authorities and all restrictions, conditions and covenants imposed by or pursuant to the Planning Acts have been observed and performed and no agreements have been entered into with any public authority or statutory authority in respect of any of the Properties whether pursuant to the Planning Acts or otherwise.

                  f) All necessary planning permissions, listed building consents, bye-law consents, building regulation consents and other permissions and approvals (whether or not required by statute) for the construction, extension and alteration of the Properties have been obtained and complied with, and none of those permissions, consents and approvals has been given on a temporary or personal basis nor does it require the removal at any time of the works so authorised.

                  g) Any necessary or appropriate action to protect the interests of the Company has been taken under the Landlord and Tenant Act 1954 and in relation to rent review provisions in relation to any lease, sub-lease, tenancy or agreement for any of the same and whether the Company is the landlord or the tenant thereunder and all appropriate time limits have been complied with and no rent reviews are outstanding at the date hereof or exercisable prior to Completion.

                  h) In relation to any lease, sub-lease, tenancy or agreement for any of the same under which the Company is the landlord:

                           the rents collected by the Company have not exceeded the sums lawfully recoverable;

                           (i) no forfeiture proceedings have been taken or are contemplated;

                           (ii) no notice has been served by the Company which is still outstanding;

                           (iii) no works have been carried out which could give rise to a claim against the Company for compensation or which would have to be disregarded on any rent review;

                           (iv)     all   consents  and   conditions   contained
                                    therein have been observed and performed to date; and

                           (v) brief details of such leases, sub-leases, tenancies or agreements for any of the same are set out in SCHEDULE 7 and such details are true and correct.

                  i) None of the Properties is used for any purpose other than the use specified for such Property in SCHEDULE 7.

                  j) Where the interest of the Company in a Property is leasehold, there is no right for the landlord to determine the lease except in the event of non-payment of rent or other breach of covenant by the tenant.

                  k) All replies by or on behalf of the Seller or the Company to enquiries relating to any of the Properties made by or on behalf of the Buyer were when given and are now true and correct.

                  13.13.3. Outstanding Property Liabilities

                           Except in relation to the Properties, the Company has no liabilities (actual or contingent) arising out of the conveyance, transfer, lease, tenancy, licence, agreement or other document relating to land or premises or an interest in land or premises, including, without limitation, leasehold premises assigned or otherwise disposed of.

14.      THE COMPANY'S CONTRACTS

         14.1.    No Other Contracts

                  There are not in force in relation to the Company's business, assets or undertaking any agreements, undertakings, understandings, arrangements or other engagements, whether written or oral, to which the Seller is a party or has the benefit of or is otherwise subject, the benefit of which would be required to be assigned to or otherwise vested in the Company to enable the Company to carry on its business and/or enjoy all the rights and privileges attaching thereto and/or to any of its assets and undertaking in the same manner and scope and to the same extent and on the same basis as the Company has carried on business or enjoyed such rights and privileges prior to the date of this Agreement.

         14.2.    The Company's Contracts

                  Each of the contracts to which the Company is a party are valid and binding and no notice of termination of any such contract has been received or served by the Company and the Seller is not aware of the invalidity of, or of any grounds for determination, rescission, avoidance or repudiation of any such contracts.

         14.3.    Contractual Arrangements

                  The Company is not a party to or subject to any agreement, transaction, obligation, commitment, understanding, arrangement or liability (whether in writing or otherwise) which:

                  14.3.1.  is:

                  a)       of six months or greater duration;

                  b)       for  an   indefinite   term  which  is  incapable  of
                           termination by the Company in accordance with its terms on not more than 60 days notice;

                  c) incapable of complete performance in accordance with its terms within six months after the date on which it was entered into or undertaken; or

                  d) otherwise of a length that is greater than is customary in businesses of a similar nature to the business of the Company;

                  14.3.2. is known or suspected by the Seller or by the Company to be likely to result in a loss to the Company on completion of performance;

                  14.3.3. is of an onerous nature or cannot readily be fulfilled or performed by the Company on time and without undue or unusual expenditure of money and effort;

                  14.3.4.  involves   or  is  likely  to  involve   obligations,
                           restrictions, expenditure or receipts of an unusual, onerous or exceptional nature;

                  14.3.5.  is a contract for services (other than a contract for
                           the  supply  of  utility  or  other   normal   office
                           services);

                  14.3.6. requires the Company to pay any commission, finder's fee, royalty or the like;

                  14.3.7.  involves   liabilities   which   may   fluctuate   in
                           accordance   with  an  index  or  rate  of   currency
                           exchange;


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

                  14.3.8. is a contract for the supply of assets to the Company on hire, lease, hire purchase, conditional sale, credit or deferred payment terms;

                  14.3.9. is dependent on the guarantee or covenant of or security provided by any other person;

                  14.3.10. is an agency, distributorship, marketing, purchasing, manufacturing or licensing agreement or arrangement;

                  14.3.11. in any way restricts  the Company's  freedom to carry on the whole or any part of its business in any part of the world in such manner as it thinks fit;

                  14.3.12. relates to the acquisition or disposal of any shares, businesses or assets under which any contingent or actual liability still remains;

                  14.3.13. can be  terminated  as a result of any  change in the underlying ownership or control of the Company, or would be materially affected by any such change;

                  14.3.14. confers  (or is capable of giving  rise to) rights of enforcement in favour of any person who is not a party thereto pursuant to the Contracts (Rights of Third Parties) Act 1999; or

                  14.3.15. is in any  way  otherwise  than in the  ordinary  and usual course of the Company's business.

         14.4.    Substantial or significant contracts

                  No agreement, transaction, obligation, commitment, understanding, arrangement or liability (whether in writing or otherwise) entered into or undertaken by the Company and now outstanding or unperformed involves any of the following:

                  14.4.1. obligations on the part of the Company which will cause or are likely to cause the Company to incur expenditure or an obligation to pay money in excess of 20,000 GBP;

                  14.4.2. obligations on the part of the Company to purchase any specified minimum quantity or any specified minimum percentage of its total requirement or other stock in trade from any one supplier; or

                  14.4.3. the supply by the Company of its products or services whether by way of lease or outright sale or otherwise to any one customer (or person connected with them) such that the value of such supplies exceeds or is likely to exceed 5 per cent of the total turnover of the Company in the financial year ending 31 March 2005 or in any subsequent year.

         14.5.    Defaults

                  14.5.1. So far as the Seller is aware neither the Company nor any other party to any agreement with the Company is in default thereunder, and the Company is not aware


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

                           of any invalidity or grounds for termination, avoidance, rescission or repudiation of any agreement to which the Company is a party nor (so far as the Seller is aware) are there any circumstances likely to give rise to any such event.

                  14.5.2. Full details of any customers (or any other persons to whom the Company in the course of business has supplied services in the twelve months ending on the date of this Agreement) who have defaulted in the payment when due of any monies to the Company are specified in the Disclosure Letter and no other such customers or persons are believed by the Company to be likely so to default.

         14.6.    Sureties etc

                  14.6.1. The Company is not a party to nor has it given any guarantee, warranty, indemnity, suretyship, comfort letter or any other obligation (whatever called) to pay, provide funds or take action in the event of default in the payment of any indebtedness of any other person or in the performance of any obligation of any other person and there is not now outstanding in respect of the Company any guarantee, warranty, agreement for indemnity or for suretyship, comfort letter or similar obligation given for the accommodation of the Company or in respect of the Company's business.

                  14.6.2.  Without  prejudice  to the  generality  of  Paragraph
                           14.6.1, neither the Seller nor any person connected with any of them nor any person connected with it nor any third party has given any guarantee of or security for, any overdraft loan, loan facility or off-balance sheet financing granted to the Company nor has the Company given any guarantee of or security for any overdraft loan, loan facility or off-balance sheet financing granted to the Seller or any person connected with it or any third party.

         14.7.    Powers of Attorney

                  14.7.1. No powers of attorney or other authorities (express or implied) given by the Company are now in force.

                  14.7.2. No person, as agent or otherwise, is entitled or authorised to bind or commit the Company to any obligation not in the ordinary and usual course of the Company's business, and the Seller is not aware of any person purporting to do so.

         14.8.    Insider Contracts

                  14.8.1. There is not outstanding, and there has not at any time during the last six years been outstanding, any agreement or arrangement to which the Company is a party and in which

                  a)       the Seller;

                  b) any person beneficially interested in the Company's share capital;


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

                  c)       any Director; or

                  d)       any person connected with any of the above

                           is or has been interested, whether directly or indirectly.

                  14.8.2. The Company is not a party to, nor have its profits or financial position during such period as is mentioned in Paragraph 14.8.1 been affected by, any agreement or arrangement which is not entirely of an arm's length nature.

                  14.8.3. All costs incurred by the Company have been charged to the Company.

                  14.8.4. The Seller nor any person connected with it is a party to any outstanding agreement or arrangement for the provision of finance, goods, services or other facilities to or by the Company or in any way relating to the Company or its affairs.

         14.9.    Liabilities

                  The Company has no outstanding liabilities (including contingent liabilities) other than the liabilities disclosed in the Audited Accounts or incurred, in the ordinary and usual course of business, since the Balance Sheet Date.

         14.10.   Options and Pre-emption Rights

                  The Company is not a party to any option or pre-emption right.

         14.11.   Tenders, etc

                  No offer, tender, or the like is outstanding which is capable of being converted into an obligation of the Company by an acceptance or other act of some other person and the Company is not in negotiations with, nor has it put proposals forward or entered into discussions with any customer or supplier for the renewal of any existing business or acquisition of any new business.

         14.12.   Documents

                  All title deeds and agreements to which the Company is a party and other documents owned by or which ought to be in the possession or control of the Company are in the possession or control of the Company and are properly stamped and are free from any Encumbrance.

15.      THE COMPANY AND ITS FINANCIAL FACILITIES

         15.1.    Borrowings

                  15.1.1. The total amount borrowed by the Company from its bankers does not exceed its facilities.

                  15.1.2.  The  total  amount   borrowed  by  the  Company  from
                           whatsoever source does not exceed any limitation on borrowing contained in its articles of association or in any debenture or loan stock deed or other instrument.


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

         15.2.    Continuance of Facilities

                  15.2.1. Full and accurate details of all overdrafts, loans or other financial facilities of whatever nature and from whatever source outstanding or available to the Company ("Facilities") are given in the Disclosure Letter and true and complete copies of all documents relating thereto are annexed to the Disclosure Letter.

                  15.2.2. There has been no contravention of, or non-compliance with, the terms of the Facilities and no steps for the early repayment of sums outstanding under the Facilities or enforcement of any security taken in respect of any of the Facilities have been commenced or threatened and no circumstances have occurred which give rise to an obligation to make, or would permit the calling for, any such early repayment or enforcement of security.

                  15.2.3. Neither the Seller nor the Company has done or omitted to do anything whereby the continuance of any of the Facilities in full force and effect might be affected or prejudiced.

         15.3.    Off-Balance Sheet Financing

                  The Company has not engaged in any borrowing or financing not required to be reflected in the Audited Accounts.

         15.4.    Bank Accounts

                  15.4.1. Full and accurate particulars of all the bank and deposit accounts of the Company and of the credit or debit balances on such accounts as at a date (the "Statement Date") not more than seven days before the date of this Agreement are given in the Disclosure Letter and the Company does not have any other bank or deposit account (whether in credit or overdrawn).

                  15.4.2.  Since the Statement Date:

                  a) there have been no payments out of any such accounts except for routine payments in the ordinary and usual course of the Company's business; and

                  b)       the   balances   on   such   accounts   are  not  now
                           substantially different from the balances shown as at the Statement Date.

16.      THE COMPANY AND ITS EMPLOYEES

         16.1.    Directors

                  SCHEDULE 2 shows the full names and offices held by each person who is a director of the Company and no other person is a director or shadow director of the Company.


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

         16.2.    Employees

                  16.2.1. The individuals, details of whom are annexed to the Disclosure Letter (the "Employees"), are all employed by the Company at the date of this Agreement.

                  16.2.2. The particulars set out in the Disclosure Letter show true and complete details of the dates of birth and lengths of continuous service of each of the Employees and, by reference to each of the Employees, remuneration payable and other benefits provided or which the Company is bound to provide (whether now or in the future) to each category of the Employees at Completion or any person connected with any such person and (without limiting the generality of the foregoing) include particulars of all profit sharing, incentive, bonus, commission arrangements and any other benefit to which any such category of the Employees is entitled or which is regularly provided or made available to them (including details of their notice period and their entitlement to holiday) in any case whether legally binding on the Company or not.

                  16.2.3. None of the Employees has given notice terminating his contract of employment.

                  16.2.4. Other than the Employees, there are no individuals employed at the date of this Agreement by the Company.

                  16.2.5. There are no subsisting contracts for the provision by any person of any consultancy services to the Company and no person is engaged as a contractor by the Company to perform any services for the Company.

                  16.2.6.  There are no persons  employed  or engaged to work in
                           the  Company  through  any  employment   business  or
                           agency.

                  16.2.7. All contracts of service of any of the Employees (and of any officer of the Company) are terminable on not more than three months' notice without compensation (except for compensation payable in accordance with employment legislation).

                  16.2.8. During the period of six months ending on the date of this Agreement, none of the Employees has been redeployed or re-engaged by the Company.

                  16.2.9. During the period of six months ending on the date of this Agreement, the Company has not terminated the employment or engagement of any person employed or engaged by the Company.

                  16.2.10. During the period of six months ending on the date of this Agreement, no person employed or engaged by the Company has terminated his employment or engagement.

                  16.2.11. There  is no  plan,  scheme,  commitment,  custom  or practice relating to redundancy affecting any of the Employees more generous than the statutory redundancy requirements.


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

                  16.2.12. All  plans  for  the  provision  of  benefits  to the
                           Employees comply in all respects with all relevant statutes, regulations or other laws and all governmental filings in relation to such plans have been made.

                  16.2.13. There are no loans  owed by any of the  Employees  or any officer of the Company to the Company.

                  16.2.14. Since the last review  date,  no change has been made or promised in (i) the rate of remuneration, or the emoluments or pension benefits or other contractual benefits, of any officer of the Company or any of the Employees or (ii) the terms of engagement of any such officer or any of the Employees.

                  16.2.15. Except for the Pension Scheme (as defined in SCHEDULE
                           6) the Company is not under any present or future liability to pay to any of the Employees or to any other person who has been in any manner connected with the Company or with any person who has been employed by the Company any pension, superannuation allowance, death benefit, retirement gratuity or like benefit or to contribute to any life assurance scheme, medical insurance scheme, or permanent health scheme and the Company has not made any such payments or contributions on a voluntary basis nor is it proposing to do so.

                  16.2.16. The normal  retirement  age for each of the Employees is [60] years. None of the Employees has been retained beyond the normal retirement date and the Company has not agreed to extend the employment of any Employee beyond the normal retirement date.

                  16.2.17. There  is  no   occupational   sick  pay   scheme  or
                           arrangement whether contractual or discretionary in addition to Statutory Sick Pay.

                  16.2.18. There are no Employees who have been absent from work due to illness or injury during the period of twelve months ending on the date of this Agreement for a period in excess of ten Business Days.

                  16.2.19. So far as the  Seller  is  aware,  no  Employee  is a
                           disabled   person  as  defined   in  the   Disability
                           Discrimination Act 1995.

                  16.2.20. There  are  no  training  schemes,   arrangements  or
                           proposals whether past or present in respect of which a levy may henceforth become payable by the Company under the Industrial Training Act 1982 (as amended by the Employment Act 1989).

                  16.2.21. There is no Employee who is entitled to take time off work for study and training in accordance with sections 63A-C of the ERA 1996.

                  16.2.22. There is no Employee whose  employment by the Company is subject to the Company being obliged to obtain a work permit.


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

                  16.2.23. There is no Employee whose  employment by the Company is dependent upon the immigration status of any other person.

                  16.2.24. All  Employees  have waived  rights under the Working
                           Time Regulations 1998.

                  16.2.25. The Company has not become the employer of any of the
                           Employees on a relevant transfer (as defined in the Transfer of Undertakings (Protection of Employment) Regulations 1981).

                  16.2.26. There is no outstanding undischarged liability of the
                           Company to pay to any governmental or regulatory authority in any jurisdiction any contribution, Taxation or other duty (including interest, penalties and gross-up) arising in connection with the employment or engagement of any person.

                  16.2.27. None of the  Employees  will  become  entitled to any enhancement in or improvement to their remuneration, benefits or terms and conditions of service only by reason of completion of the sale and purchase under or pursuant to this Agreement.

                  16.2.28. The  Company  has  not in  the  last  twelve  months, entered into any informal or formal agreement to amend or change the terms and conditions of employment of any of the Employees (whether such amendment or change is to take effect before or after Completion).

                  16.2.29. The Company has issued its Equal Opportunities Policy
                           (a copy of which is annexed to the Disclosure Letter) to each of the Employees.

                  16.2.30. There are no persons  employed by the Company who are absent from work on maternity leave at the date of this Agreement and no Employee has given notice to the Company that she intends to take maternity leave which will start after the date of this Agreement.

                  16.2.31. The Company  does not operate  any  maternity  leave, maternity pay or parental leave or paternity pay scheme more generous than the statutory provisions.

                  16.2.32. Full details of the  entitlement  of each Employee to parental leave (in accordance with the Maternity and Parental Leave etc Regulations 1999), including any application to take leave received before the date of this Agreement, are set out in the Disclosure Letter.

         16.3.    Disputes with Employees

                  16.3.1. There is no outstanding or threatened claim by any person who is now or has been an employee of the Company or any dispute outstanding with any such persons or with any trade union or any other body representing all or any of such persons in relation to their employment by the Company nor, so far as the Seller is aware, are there any circumstances likely to give rise to any such dispute.


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

                  16.3.2. There is no industrial action involving any Employee, whether official or unofficial, currently occurring or threatened.

                  16.3.3. There is no industrial relations matter affecting the Company which has been referred to ACAS or any similar governmental agency in the applicable jurisdiction for advice, conciliation or arbitration.

                  16.3.4.  None of the  Employees  is subject  to any  unexpired
                           verbal  or  written   warning  in   relation  to  his
                           employment.

                  16.3.5. There is no liability outstanding to any Employee or any other person who has been employed or engaged by the Company except for remuneration or other benefits accruing due and no such remuneration or other benefit which has fallen due for payment has not been paid.

         16.4.    Industrial Relations

                  16.4.1. The Company does not recognise an independent trade union for the purposes of collective bargaining and none of the Employees belongs or has belonged at any material time to an independent trade union recognised by the Company.

                  16.4.2. The Company has not received a request for recognition for the purposes of collective bargaining from any independent trade union under the provisions of the Trades Union and Labour Relations (Consolidation) Act 1992 or otherwise.

                  16.4.3. There are no employee representatives representing all or any of the Employees.

                  16.4.4.  The Company has  complied  with all of its  statutory
                           obligations   to  inform  and   consult   appropriate
                           representatives as required by law.

                  16.4.5.  The   Company  is  not   obliged  to,  and  has  not,
                           established a European Works Council.




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

                                   SCHEDULE 4

                     TAXATION WARRANTIES AND REPRESENTATIONS

1.       INTERPRETATION

         1.1.     In this Schedule references to:

                  1.1.1. income or profits or gains earned, accrued or received shall include income or profits or gains treated as earned, accrued or received for the purposes of any legislation; and

                  1.1.2. the "Company" includes each of the Companies in Clause 2, 3.2, 10.2 and 11 below and includes each of the Companies other than Fever Pitch Studios Inc and 42-Bit-AB in the remaining Clauses of this Schedule.

2.       GENERAL TAXATION MATTERS

         2.1.     Residence

                  The Company is and always has been resident for Taxation purposes only in the jurisdiction in which it is incorporated.

         2.2.     Tax Provisions

                  Full provision or reserve has been made in the Audited Accounts for all Taxation liable to be assessed on the Company or for which it is accountable in respect of income, profits or gains earned, accrued or received on or before the Balance Sheet Date or any event on or before the Balance Sheet Date including distributions made down to such date or provided for in the Audited Accounts and full provision has been made in the Audited Accounts for deferred Taxation calculated in accordance with generally accepted accounting principles.

         2.3.     Returns

                  The Company has properly and punctually made all returns and in all material respects provided all information required for Taxation purposes and none of such returns is disputed by the Inland Revenue or any other authority concerned (in the United Kingdom or elsewhere) and the Seller is not aware that any dispute is likely, or that any event has occurred which would or might give rise to a payment under the Tax Deed.

         2.4.     Payment of Tax

                  The Company has duly and punctually paid all Taxation which it has become liable to pay and is under no liability to pay any penalty or interest in connection with any claim for Taxation.

         2.5.     Audits

                  The Company has not in the last three years received any audit, visit or inspection from any Taxation authority and neither the Seller nor the Company is aware of any such audit, visit or inspection planned for the next twelve months.


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

         2.6.     Special Arrangements and Concessions

                  2.6.1. Details of any special arrangements and concessions which relate to or affect the Company and which have been made with any Tax authority, in either case within the last three years, are set out in the Disclosure Letter.

3.       DISTRIBUTIONS AND PAYMENTS

         3.1.     Distributions

                  3.1.1. In the last six years, no distribution within the meaning of sections 209 or 210 of the Taxes Act 1988 has been made by the Company except dividends shown in its audited accounts nor is the Company bound to make any such distribution.

                  3.1.2. No securities (within the meaning of section 254(1) of the Taxes Act 1988) issued by the Company and remaining in issue at the date hereof were issued in such circumstances that the interest payable thereon falls to be treated as a distribution under section 209(2)(d), (da) or (e) of the Taxes Act 1988.

                  3.1.3. The Company has not made or received any distribution which is an exempt distribution within section 213 of the Taxes Act 1988.

                  3.1.4. The Company has not received any capital distribution to which the provisions of section 189 of the TCGA 1992 could apply.

                  3.1.5. The Company has not issued any share capital, nor granted options or rights to any person which entitles that person to require the issue of any share capital, to which the provisions of section 249 of the Taxes Act 1988 could apply.

                  3.1.6. The Company has not, at any time after 6 April 1965, repaid or agreed to repay or redeemed or agreed to redeem or purchased or agreed to purchase or granted an option under which it may become liable to purchase any shares of any class of its issued share capital.

                  3.1.7. The Company has not, at any time after 6 April 1965, capitalised or agreed to capitalise in the form of shares or debentures any profits or reserves of any class or description or otherwise issued or agreed to issue any share capital other than for the receipt of new consideration (within the meaning of Part VI of the Taxes Act 1988) or passed or agreed to pass any resolution to do so.

         3.2.     Payments Under Deduction

                  All payments by the Company to any person which ought to have been made under deduction of Tax have been so made and the Company has (if required by law to do so) provided certificates of deduction to such person and accounted to the Inland Revenue for the Tax so deducted.


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

         3.3.     Payments and Disallowances

                  No rents, interest, annual payments or other sums of an income nature paid or payable by the Company or which the Company is under an obligation to pay in the future are wholly or partially disallowable as deductions or charges in computing profits for the purposes of corporation tax by reason of the provisions of sections 74, 125, 338, 577, 577A, 779 to 784, and 787 of the Taxes Act 1988 or otherwise.

4.       CAPITAL ALLOWANCES

         4.1.     Balancing Charges

                  4.1.1. No balancing charge under the Capital Allowances Act 2001 (or other legislation relating to capital allowances) would be made on the Company on the disposal of any pool of assets (that is to say all those assets expenditure relating to which would be taken into account in computing whether a balancing charge would arise on a disposal of any other of those assets) or of any asset not in such a pool, on the assumption that the disposals are made for a consideration equal to the book value shown in or adopted for the purposes of the Audited Accounts for the assets in the pool or (as the case may be) for the asset.

                  4.1.2. No event has occurred since the Balance Sheet Date otherwise than in the ordinary course of business by reason of which any balancing charge may fall to be made against or any disposal value may fall to be brought into account by the Company under the Capital Allowances Act 2001 (or other legislation relating to capital allowances).

5.       CLOSE COMPANIES

         5.1.     Close Company

                  5.1.1.   The Company is a close company.

                  5.1.2. No distribution within section 418 of the Taxes Act 1988 has been made by the Company.

                  5.1.3. The Company does not have and has not in the last three years had (and will not be deemed to have or have had in the last three years) outstanding any loan or advance to a participator or an associate of a participator so as to become liable to make any payment under section 419 of the Taxes Act 1988.

                  5.1.4. The Company is not, and has not since 31 March 1989 been, a close investment holding company within the meaning of section 13A of the Taxes Act 1988.

6.       ANTI-AVOIDANCE

         6.1.     Section 765 of the Taxes Act 1988

                  Within the last six years, the Company has not without the prior consent of the Treasury been a party to any transaction for which consent under section 765 of the Taxes Act 1988 was




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                  required.  Where such consent would have been required but for the provisions of section 765A(1) of the Taxes Act 1988, the Company has complied in full with the requirements of The Movements of Capital (Required Information) Regulations 1990 and a copy of the notification required pursuant thereto is annexed to the Disclosure Letter.

         6.2.     Controlled Foreign Companies

                  6.2.1. The Disclosure Letter contains full details of any company, in the share capital of which the Company has an interest, which is not resident in the United Kingdom for Taxation purposes (or which is treated for the purposes of any double taxation convention as not being so resident) which is controlled by persons resident in the United Kingdom for Taxation purposes and in which the Company has 10 per cent or more of the voting rights (a "controlled foreign company").

                  6.2.2. No enquiries have been made by the Inland Revenue in respect of any controlled foreign company.

                  6.2.3. No direction has been made by the Board of Inland Revenue under section 747 of the Taxes Act 1988 in respect of any controlled foreign company.

                  6.2.4. Section 748(1) of the Taxes Act 1988 applies to each controlled foreign company.

         6.3.     Tax Avoidance

                  6.3.1. So far as the Seller is aware, the Company has not been a party to or otherwise involved in any transaction to which any of the following provisions apply:

                           Section 29 to section 34 of the TCGA 1992;
                           Section 730, section 739 or section 774 to section 787 in Part XVII of the Taxes Act 1988.

                  6.3.2. So far as the Seller is aware, the Company has not been a party to any transaction to which any of the following provisions apply (other than transactions in respect of which all Inland Revenue clearances have been obtained after disclosure of all material facts and are attached to the Disclosure Letter):

                           Section  139 of the  TCGA  1992;
                           Section 135 or section 136 of the TCGA 1992;
                           Section 140A or section 140C of the TCGA 1992;
                           Section  213 to section 218 of the Taxes Act 1988 and
                           section 192 of the TCGA 1992;
                           Section 219 of the Taxes Act 1988;
                           Section 703 of the Taxes Act 1988;
                           Section 776 of the Taxes Act 1988.

         6.4.     Transactions between Persons under Common Control

                  No transactions or arrangements involving the Company have taken place or are in existence which are such that any of the provisions of section 770 to section 773 of the Taxes Act 1988 have been or could be applied to them.


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

         6.5.     Pension Scheme Refunds

                  No payment has been made to the Company to which section 601 of the Taxes Act 1988 applies.

7.       CAPITAL ASSETS

         7.1.     Base Values

                  7.1.1. The Disclosure Letter contains full and accurate particulars of:

                  a) the extent to which the book value of an asset or a particular class of assets as shown in the Audited Accounts is in excess of the amount falling to be deducted under section 38 of the TCGA 1992 from the consideration receivable on a disposal of that asset; and

                  b) the extent to which provision for Taxation in respect of such excess has been made in the Audited Accounts.

         7.2.     Roll-over and Hold-over Relief

                  The Disclosure Letter contains, in relation to any asset owned by the Company on or after the Balance Sheet Date, full and accurate particulars of all claims made by the Company under section 23,  sections 152 to 158,  section  161,  section 162, section 165, sections 242 to 245, section 247 or section 248 of the TCGA 1992 and no such claim or other claim has been made by any other person (in particular pursuant to section 165 or section 175 of the TCGA 1992) which affects or could affect the amount or value of the consideration for the acquisition of any asset by the Company taken into account in calculating liability to corporation tax on chargeable gains on a subsequent disposal.

         7.3.     Pre-entry Losses

                  The Disclosure Letter contains details of all pre-entry losses falling within paragraph 1(2)(a) of Schedule 7A to the TCGA 1992 which have, or will have, accrued to the Company prior to Completion and details of all assets which, if disposed of on Completion, would give rise to an allowable loss.

         7.4.     Connected Party and Intra Group Transactions

                  7.4.1. The Company has not disposed of or acquired any asset to or from any person connected with it within section 839 of the Taxes Act 1988 or in circumstances such that the provisions of section 17 of the TCGA 1992 could apply to such disposal or acquisition.

                  7.4.2. The Company has not acquired any asset (past or present) from any other company then belonging to the same group of companies as the Company within the meaning of section 170(2) to (14) of the TCGA 1992.


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


         7.5.     Gains Accruing to Non-resident Companies or Trusts

                  There has not accrued any gain in respect of which the Company may be liable to corporation tax on chargeable gains by virtue of the provisions of section 13 or section 87 of the TCGA 1992.

         7.6.     Overseas Interests

                  7.6.1. There are no circumstances pursuant to which the Company may become liable to Tax pursuant to section 185 (Deemed disposal of assets on company ceasing to be resident in UK), section 187 (Postponement of charge on deemed disposal) of the TCGA 1992 or section 132 (Liability of other persons for unpaid tax) of the Finance Act 1988.

                  7.6.2.   The  Company  has not  made  any  transfer  to  which
                           section 723 of the Taxes Act 1988 could apply.

8.       CLAIMS, ELECTIONS AND CLEARANCES

         8.1.     Claims by the Company

                  The Company has made no claim under any of the following:

                  8.1.1. section 279 of the TCGA 1992 (assets situated outside the United Kingdom);

                  8.1.2. section 280 of the TCGA 1992 (tax on chargeable gains payable by instalments);

                  8.1.3. section 584 of the Taxes Act 1988 (unremittable income arising outside the United Kingdom).

         8.2.     Elections

                  The Disclosure Letter contains full particulars of all elections made by the Company under sections 524 and 527 of the Taxes Act 1988 (lump sum receipts for patents and copyright).

9.       LOAN RELATIONSHIPS

         9.1. The Company applies an authorised accruals method of accounting (as that term is defined in section 85 of the Finance Act 1996) in respect of all loan relationships (as that term is defined in section 81 of the Finance Act 1996) to which it is a party.

         9.2. The Disclosure Letter contains full and accurate particulars of any loan relationship to which the Company is a party, whether as debtor or creditor, where any other party to that loan relationship is connected with the Company for the purposes of Chapter II of Part IV of the Finance Act 1996.

         9.3.     The  Disclosure  Letter  contains   particulars  of  any  loan
                  relationship  to which  the  Company  is a party  and to which section 92 or section 93 of the Finance Act 1996 applies.


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


         9.4. The Disclosure Letter contains particulars of any debtor relationship (as that term is defined in section 103 of the Finance Act 1996) of the Company which relates to a relevant discounted security (as that term is defined in paragraph 3 of Schedule 13 to the Finance Act 1996) to which paragraph 17 or paragraph 18 of Schedule 9 to the Finance Act 1996 applies.

         9.5. The Company has not entered into any transaction to which paragraph 11(1) of Schedule 9 to the Finance Act 1996 applies.

         9.6. The Company has not been, and is not entitled to be, released from any liability which arises under a debtor relationship of the Company.


10.      TAXATION OF EMPLOYEES AND AGENTS

         10.1.    PAYE

                  In all material respects, the Company has properly operated the Pay As You Earn system deducting Tax as required by law from all payments to or treated as made to employees and ex-employees of the Company and punctually accounted to the Inland Revenue for all Tax so deducted and all returns required pursuant to Part 11 of ITEPA and regulations made thereunder have been punctually made and are accurate and complete in all material respects.

         10.2.    Dispensations and PAYE Audits

                  The Disclosure Letter contains full details of all dispensations obtained by the Company and all details of any visit from the Audit Office of the Inland Revenue within the last six years including full details of any settlement made pursuant thereto.

         10.3.    Benefits for Employees

                  10.3.1.  The   Company  has  not  issued  any  shares  in  the
                           circumstances described in Part 7 of ITEPA, and has made all returns required in that Part.

                  10.3.2. The Company has not made any payment to which sections 225 or 226 of ITEPA applies.

         10.4.    Slave Companies

                  Any payment made to or for the direct or indirect benefit of any person who is or might be regarded by any Taxation authority as an employee of the Company is made to such person direct and is not made to any company or other entity associated with that person.

         10.5.    Sub-Contractors

                  The Company has properly operated the sub-contractors' scheme deducting Tax as required by law from all payments made to sub-contractors of the Company and punctually accounted to the Inland Revenue for all Tax so deducted.

         10.6.    National Insurance

                  The Company has paid all national insurance contributions for which it is liable and has kept proper books and records relating to the same and has not been a party to any scheme or arrangement to avoid any liability to account for primary or secondary national insurance contributions.

11.      STAMP DUTIES

         11.1.    Stamp Duty

                  The Company has duly paid or has procured to be paid all stamp duty on documents to which it is a party or in which it is interested and which are liable to stamp duty.

         11.2.    Stamp Duty Reserve Tax

                  The Company has made all returns and paid all stamp duty reserve tax in respect of any transaction in securities to which it has been a party or in respect of which it is liable to account for stamp duty reserve tax.

12.      VALUE ADDED TAX

         12.1.    Registration

                  The Company is duly registered for the purposes of Value Added Tax with quarterly prescribed accounting periods.

         12.2.    VAT Group

                  The Company is not and has never been treated for Value Added Tax purposes as a member of any group of companies and there has been no transfer of business as a going concern in respect of which the Company could become, or has at any time since the Balance Sheet Date been, liable under section 44 of the VATA 1994 or any supply of goods or services by the Company in respect of which section 43(1) of the VATA 1994 is or has been disapplied by either sub-sections (1A) or (2A) of that section. The Company is not of such a description that section 43(1AA) of the VATA 1994 has been, or could be, applied to a supply to the representative member. No application under section 43(5) involving the Company has been refused by HM Customs & Excise under sub-section (5A) for the protection of the revenue. No direction has been given under paragraph 1 of
                  Schedule 9A to the VATA 1994 either to the Company or in circumstances where the Company may be liable for any Value Added Tax assessed by that direction.

         12.3.    Secondary Liability

                  No act or transaction has been effected in consequence of which the Company is or may be held liable for any Value Added Tax under section 47, section 48 or section 55 of the VATA 1994 (agents etc., tax representatives and customer accounting) or section 29 of the VATA 1994 (self-billing) and no direction affecting the Company has been given under paragraph 2 of Schedule 6 to the VATA 1994.


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

         12.4.    Compliance

                  The Company has in the last three years and in all material respects complied with all statutory provisions, rules, regulations, orders and directions concerning Value Added Tax including the making on time of accurate returns and payments and the proper maintenance and preservation of records and the Company has not been given any penalty liability notice within section 64 of the VATA 1994, any surcharge liability notice within section 59 of that Act, or any written warning within section 76(2) of that Act.

         12.5.    Exemption

                  The Company is not and has not been partially exempt in its current or preceding Value Added Tax year and, so far as the Seller is aware, there are no circumstances by reason of which the Company might not be entitled to credit for all Value Added Tax chargeable on supplies received and imports and acquisitions made (or agreed or deemed to be received or made) by it since the beginning of its earliest Value Added Tax year to include a period since the Balance Sheet Date and there are no circumstances by reason of which Regulation 107 of the Value Added Tax Regulations 1995 might apply (or has since the Balance Sheet Date applied) to the Company.

         12.6.    Valuation

                  No direction has been or could have been made to the Company under paragraph 1 of Schedule 6 or paragraph 1 of Schedule 7 to the VATA 1994.

         12.7.    Security

                  The Company has not at any time been required to give security under paragraph 4 of Schedule 11 to the VATA 1994.

         12.8.    Option to Charge VAT on Supplies by the Company

                  The Disclosure Letter contains full particulars of all elections to waive exemption made or agreed to be made under
                  Schedule 10 to the VATA 1994 by (i) the Company or (ii) any person in relation to which the Company is a relevant associate as defined in paragraph 3(7) of that Schedule.

         12.9.    Capital Goods Scheme

                  In the case of each capital item (if any) within the meaning of Part XV of the Value Added Tax Regulations 1995 ("Part XV") in relation to which a liability under Part XV has arisen or could in the future arise on the Company, the Disclosure Letter sets out:

                  12.9.1.  particulars of past adjustments under Part XV; and

                  12.9.2. particulars of all matters to date which could be relevant in determining the future adjustments under
                           Part XV.


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

         12.10.   Ability to Opt to Tax

                  There is no land or building in which the Company has an interest and in relation to which any exempt supply has been made or agreed to be made by it such that paragraph 3(9) of
                  Schedule 10 to the VATA 1994 could require it to obtain permission before making an election to waive exemption and there is no land or building in which the Company has an interest where any election to waive exemption is ineffective by virtue of paragraph 2(3A) of that Schedule or is or may become ineffective by virtue of paragraph 2(3AA) of that Schedule.

         12.11.   Interest and Repayment Supplement

                  The Disclosure Letter contains full particulars of all claims which have been made by the Company under section 78 or section 79 of the VATA 1994. There are no circumstances by virtue of which an assessment under section 78A of the VATA 1994 has been or could be made on the Company.

         12.12.   Bad Debt Relief

                  The Disclosure Letter contains full particulars of all claims which have been made under section 36 of the VATA 1994 and there are no existing circumstances by virtue of which any refund of Tax obtained or claimed may be required to be repaid. There are no circumstances by virtue of which there could be a clawback of input tax from the Company under section 36(4A) of the VATA 1994.

13.      INHERITANCE TAX AND GIFTS

         13.1.    Powers of Sale for Inheritance Tax Purposes

                  There are not in existence any circumstances whereby any such power as is mentioned in section 212 of the Inheritance Tax Act 1984 could be exercised in relation to any shares in, securities of, or assets of, the Company.

         13.2.    Gifts

                  13.2.1. The Company is not liable to be assessed to corporation tax on chargeable gains or to inheritance tax as donor or donee of any gift or transferor or transferee of value.

                  13.2.2. The Company has not been a party to associated operations in relation to a transfer of value within the meaning of section 268 of the Inheritance Tax Act 1984.

                  13.2.3. No Inland Revenue charge (as defined in section 237 of the Inheritance Tax Act 1984) is outstanding over any asset of the Company or in relation to any shares in the capital of the Company.

         13.3.    Recovery of Tax

                  13.3.1. The Company has not received any asset as mentioned in section 282 of the TCGA 1992.


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


                                   SCHEDULE 5

                           ADJUSTMENT OF CONSIDERATION

1.      INTERPRETATION

        In this Schedule, unless the context otherwise requires, the following words and expressions shall have the meanings set opposite them:

        "Actual Net Asset Value"          means  the  Net  Asset  Value  of  the
                                          Companies   at   31st   October   2004
                                          calculated  in  accordance   with  the
                                          Completion Accounts;

        "Actual Net Indebtedness"         means the Net Indebtedness  calculated
                                          in  accordance   with  the  Completion
                                          Accounts;

        "AROC"                            means  the  amounts   recoverable   on
                                          contracts;

        "Completion Accounts"             means the  consolidated  accounts  for
                                          the Companies prepared and agreed (or,
                                          as the  case  may be,  determined)  in
                                          accordance with the provisions of this
                                          Schedule;

        "Estimated Net Asset Value"       means the sum of 882,000 GBP being the
                                          estimated   Net  Asset  Value  of  the
                                          Companies at 31st October 2004;

        "Estimated Net Indebtedness"      means the sum of 202,000 GBP being the
                                          estimated  net   indebtedness  of  the
                                          Seller at 31st October 2004;

        "Net Asset Value"                 means the aggregate value of all fixed
                                          and current assets of the Companies at
                                          31st October 2004 (excluding goodwill,
                                          patents,   trade   marks   and   other
                                          intangible assets) minus the aggregate
                                          value   of   all    liabilities    and
                                          provisions   (in    accordance    with
                                          paragraph  89  of  Schedule  4 to  the
                                          Companies  Act  1985  and  SSAP  18 in
                                          respect of contingent liabilities) and
                                          excluding   any  reserves  or  capital
                                          created by the upward  revaluation  of
                                          assets subsequent to the Balance Sheet
                                          Date;

        "Net Indebtedness"                means  the  net  indebtedness  of  the
                                          Seller at 31st October 2004  including
                                          creditors and accruals;

        "Provisional Consideration"       means the  consideration  for the Sale
                                          Shares   and   the   Transferred   WGL
                                          Indebtedness  of $7,750,000  stated in
                                          clause 3.1; and


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


        "SSAP" means Statement of Standard Accounting Practice in force at the date of this Agreement.


2.       COMPLETION ACCOUNTS

         2.1.     Preparation

                  The Buyer shall use its reasonable endeavours to procure as soon as practicable, and in any event not later than 60 Business Days after the Completion Date, that Completion Accounts of the Companies be prepared in accordance with this Schedule and the parties shall use their best endeavours to secure compliance with this Schedule by their respective accountants. The Seller shall promptly supply all such information and provide access to all such records and personnel as the Buyer shall reasonably require for such purpose.

         2.2.     Description

                  The Completion Accounts shall consist of a consolidated balance sheet of the Companies as at the close of business on 31st October 2004 and a consolidated profit and loss account of the Companies in respect of the period from the day following the Balance Sheet Date to 31st October 2004 (both dates inclusive) and which shall be substantially in the form of the pro forma accounts in agreed form.

         2.3.     General Requirements

                  Subject to the specific requirements of paragraph 2.4 which shall take priority over the general requirements set out below, the Completion Accounts shall:

                  2.3.1. make full provision for all actual, future and contingent liabilities of the Companies as at 31st October 2004;

                  2.3.2. be prepared under the historic cost convention and in accordance with the requirements of all relevant statutes and generally accepted accounting practices and principles, SSAPs and Financial Reporting Standards;

                  2.3.3. show a true and fair view of the state of affairs of the Companies at 31st October 2004 and the profits (or loss) of the Companies for the period from the Balance Sheet Date to 31st October 2004;

                  2.3.4. apply and adopt the same bases and policies of accounting as applied or adopted for the purposes of the Audited Accounts.

         2.4.     Specific Requirements

                  In preparing the Completion Accounts:

                  2.4.1. no value shall be attributed to goodwill or any other intangible asset;


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


                  2.4.2. other fixed assets shall be included at the value at which they were included in the Audited Accounts, (or, if acquired after the Balance Sheet Date, their cost) on a pro rata basis at the rates used in the Audited Accounts and, in each case, less provisions for damage or impairment on the same basis used in preparing the Audited Accounts;

                  2.4.3. AROC shall be valued on the same basis as used in the Audited Accounts (details of which are described in the Disclosure Letter) and full provision will be made where any part of the AROC balance is considered to be irrecoverable except that in the case of the Animaniacs development contract no provision will be made where any part of the AROC balance attributable to that contract is considered to be irrecoverable except to the extent that such provision would exceed 170,000 GBP;

                  2.4.4. no value shall be attributed to any assets (including in particular any prepayment or debt) except to the extent that (following Completion) the Buyer will have the benefit of the same;

                  2.4.5. full provision shall be made for rebates or discounts that will fall due and fees and commissions that will become payable after Completion in either case in respect of sales or other transactions that took place before Completion;

                  2.4.6. no provision shall be made in respect of the proposed claim for a research and development tax credit not exceeding 200,000 GBP;

                  2.4.7. full provision shall be made in respect of the cost of making good dilapidations and/or wants of repair on or to the Properties;

                  2.4.8. full provision shall be made for any debts due in the ordinary course of trading outstanding and uncollected at Completion for a period of more than 60 days past the due date and proper provision or reserve shall be made for all other bad or doubtful debts included in the Completion Accounts;

                  2.4.9.   save  where  applicable   under  general   accounting
                           principles   full   provision   shall   be  made  for
                           liabilities disclosed in the Disclosure Letter; and

                  2.4.10.  provision   shall  be  made  for   deferred   Tax  in
                           accordance with normal accounting principles.

3.       PROCEDURE

         3.1.     Submission of Completion Accounts

                  3.1.1. As soon as the Completion Accounts shall have been prepared (and, in any event, within the period specified in paragraph 2.1), the Buyer shall send a copy to the Seller together with such working papers used in connection with the preparation of the same as it considers necessary or appropriate to understand the Completion Accounts and shall in addition, at the same time, send to the Seller its calculation of the Actual Net Asset Value and the Actual Net Indebtedness.

         3.2.     Information and Explanations

                  The Buyer and the Buyer's Accountants shall provide such information and explanations relating to the Completion Accounts and their preparation as the Seller shall reasonably require.

4.       ADJUSTMENT OF PROVISIONAL CONSIDERATION

         4.1. The Completion Accounts shall become final and binding on the parties upon receipt of the Completion Accounts by the Seller and adjustments in the Provisional Consideration shall occur in the following circumstances:

                  4.1.1. if the Estimated Net Asset Value is greater than the Actual Net Asset Value the Consideration Stock held in the Stock Escrow shall be reduced by 1 GBP for every 1 GBP by which the Actual Net Asset Value is less than the Estimated Net Asset Value; and

                  4.1.2. if the Estimated Net Indebtedness is greater than the Actual Net Indebtedness:

                  a) the Seller will repay to the Buyer the difference in cash; and

                  b) the Consideration Stock held in the Stock Escrow shall be increased by $2.5 for every 1 GBP by which the Estimated Net Indebtedness is greater than the Actual Net Indebtedness (subject to a maximum increase of Consideration Stock of $500,000). For these purposes the number of Consideration Stock to be issued shall be calculated by reference to the Issue Price.

                                   SCHEDULE 6

                                    PENSIONS


1.       INTERPRETATION

         1.1.     Definitions

                  In this Schedule, where the context admits:

                  "Companies"           means the  Companies or such one or more
                                        of them as the context requires;

                  "Pension Scheme"      means Scheme A and Scheme B (or such one
                                        or   other   of  them  as  the   context
                                        requires);

                  "Relevant Employee"   means any past or  present  employee  of
                                        the Companies or of any predecessor to all or part of its business;

                  "Scheme A"            means  the  retirement  benefits  scheme
                                        known as the Group Personal Pension Plan
                                        (Version 8 Shape 4 scheme)  provided  by
                                        Scottish   Equitable   for  the  English
                                        Companies; and

                  "Scheme B"            means  the  retirement  benefits  scheme
                                        provided by 42 Bit AB .

         1.2.     Employees

                  References in this Schedule to employees includes directors.

2.       WARRANTIES AND REPRESENTATIONS

         The Seller hereby warrants and represents to and for the benefit of the Buyer in the following terms:

         2.1.     No Other Arrangements

                  Save for the Pension Scheme and provision of permanent health insurance, death in service and health assurance as provided in the employment arrangements for the Employees details of which are contained in the Disclosure Letter, the Company is not a party to nor participates in nor contributes to any scheme, agreement or arrangement (whether legally enforceable or not) for the provision of any pension, retirement, death, incapacity, sickness, disability, accident or other like benefits (including the payment after cessation of employment with the Company of medical expenses) for any Relevant Employee or for the widow, widower, child or dependant of any Relevant Employee.

         2.2.     Details Disclosed

                  The details relating to the Pension Scheme contained in or annexed to the Disclosure Letter are true, accurate and not misleading.


         2.3.     Membership

                  Every person who has at any time had the right to join, or apply to join, the Pension Scheme has been properly advised of that right. No Relevant Employee has been excluded from membership of the Pension Scheme or from any of the benefits thereunder in contravention of Art 119 of the Treaty of Rome, the Pensions Act 1995 or other applicable laws or requirements or the provisions of the Pension Scheme or otherwise.

         2.4.     Contributions and Expenses

                  Contributions to the Pension Scheme are not paid in arrear and all contributions and other amounts which have fallen due for payment other than that payment due on 19 October 2004 which was collected from salaries paid in September 2004 have been paid punctually. No fee, charge or expense relating to or in connection with the Pension Scheme has been incurred but not paid. If any such fee, charge or expense has been paid by any person other than the Pension Scheme the Pension Scheme has reimbursed that person if and to the extent that The Pension Scheme is or may become liable so to do.

         2.5.     Companies' Obligations

                  The Companies:

                  2.5.1. have observed and performed those provisions of the Pension Scheme which apply to it;

                  2.5.2. may (without the consent of any person or further payment) terminate its liability to contribute to the Pension Scheme at any time subject only to giving such notice (if any) as is expressly provided for in the documentation containing the current provisions governing the Pension Scheme.

         2.6.     No Other Employer

                  The Companies (and in relation to the Directors only, the Seller) are the only employer for the time being participating in the Pension Scheme. No employer which has previously participated in the Pension Scheme has any claim under the Pension Scheme and in respect of any such employer the period of participation has been terminated and benefits have been provided in accordance with the provisions of the Pension Scheme.

         2.7.     Administration

                  All documentation and records in respect of the Pension Scheme are up to date and so far as the Seller is aware complete and accurate in all material respects.


                                   SCHEDULE 7

                            PARTICULARS OF PROPERTIES

1.       Leasehold Properties

--------------- ------------ -------------------- ------------- ------------- -------------------------------------- ---------------
                                                                 Authorised
   Address          Date            Parties           Term          User                   Current Rental              Rent Reviews
--------------- ------------ -------------------- ------------- ------------- -------------------------------------- ---------------
10 Eden Place,    06/09/04    (1) Philip Hughes,   Six months   Offices        The premium paid by the Lessor for     Not Applicable
Cheadle,                      Fiona Hughes,        from and                    the purpose of insuring the Demised
Stockport, SK8                Daniel Gale and      including                   Premises (as defined in the Lease)
1AT                           Paul Hogarth (the    03/09/04
                              "Lessor"); and

                              (2) Warthog Plc
                              (the "Lessee")
--------------- ------------ -------------------- ------------- ------------- -------------------------------------- ---------------
2130 South       Lease date   (1) 2130 S.          64 months     General       $10,875.000 per month subject to the   See Previous
Congress          19/12/03    Congress Holdings    from the      Office        increases as follows:                  Column
Avenue, Austin,               Ltd. (the            Commencement  Purposes,
Texas, 78704     Start date   "Landlord"); and     Date (i.e.    Software      (1) 01/01/04 to 31/01/04 $0;
                  01/01/04                         01/01/04)     Development   (2) 01/02/04 to 31/01/05 $10,875.00;
                              (2) Fever Pitch                    Services      (3) 01/02/05 to 31/01/06 $11,250.00;
                              Studios Inc (dba                   and           (4) 01/02/06 to 31/01/07 $11,625.00;
                              Warthog Texas)                     Activities    (5) 01/02/07 to 30/04/07 $0.00;
                              (the "Tenant")                     Related       (6) 01/05/07 to 30/04/08 $12,000.00;
                                                                 thereto       (7) 01/05/08 to 30/04/09 $12,375.00
--------------- ------------ -------------------- ------------- ------------- -------------------------------------- ---------------
Gasverksgatan 9,  31/12/04    (1) Nordvastra       3 Years
252 25                        Skanes              (ends
Helsingborg,                  Byggforening (nsb)  30/12/07)
Sweden                        Service Ab; and

                              (2) 42 - Bit -AB
--------------- ------------ -------------------- ------------- ------------- -------------------------------------- ---------------

                                   SCHEDULE 8

                               SELLER`S PROTECTION

1.       GUARANTEES

         The Buyer shall use its reasonable endeavours to secure the release of the Seller from the guarantees and other contingent liabilities listed in the Disclosure Letter for the purpose of this Paragraph (offering its own covenant in substitution if requested by the Seller) and shall in the meantime indemnify the Seller and keep the Seller indemnified against any liability thereunder or which may be incurred in relation thereto.

2.       LOAN ACCOUNTS

         At Completion the Buyer shall procure that the Company shall repay to the Seller the amounts owing to them as specified in the Disclosure Letter.

3.       LIMITATION OF LIABILITY

                  3.1.1. The following Paragraphs of this Schedule shall operate to limit the liability of the Warrantor under or in connection with the Tax Deed, the Warranties and the Disclosure Letter and accordingly, in this Schedule, "Relevant Claim" means any claim under or in connection with the Warranties, the Tax Deed or the Disclosure Letter.

                  3.1.2. No Relevant Claim shall be brought by the Buyer against the Seller other than by exercise of set off against:

                  a)       the  balance  standing  to the  credit of the  Escrow
                           Account;

                  b)       the Consideration Stock held in the Stock Escrow; and

                  c)       in  the  case  of a  Relevant  Claim  under  the  tax
                           Warranties  or  under  the  Tax  Deed,   against  any
                           additional consideration payable under Clause 3.1.3.

4.       FINANCIAL LIMITS

         4.1.     Aggregate limit

                  The aggregate liability of the Seller in respect of Relevant Claims shall be limited to the aggregate of the balance standing to the credit of the Escrow Account and from the Consideration Stock held in the Escrow Account and (in the case of any Relevant Claim under the tax Warranties or the Tax
                  Deed) any additional consideration payable in accordance with Clause 3.1.3.

         4.2.     Thresholds

                  The Warrantors shall not be liable in respect of a Relevant Claim unless:

                  4.2.1. the liability of the Warrantors in respect of that Relevant Claim (and all other Relevant Claims arising out of or related to the same or similar subject matter) exceeds 7,500 GBP; and

                  4.2.2. the aggregate liability of the Warrantors in respect of all Relevant Claims (excluding any for which liability is excluded by Paragraph 4.2.1) exceeds 20,000 GBP in which case the Warrantors shall be liable for the whole amount and not merely the excess over 20,000 GBP.

5.       TIME LIMITS

         5.1.     Notice to the Warrantor

                  A Warrantor shall have no liability in respect of any Relevant Claim unless the Buyer shall have given notice in writing to him of such claim specifying (in reasonable detail) the matter which gives rise to the claim, the nature of the claim and the amount claimed in respect thereof not later than:

                  5.1.1. in the case of a Relevant Claim under or in connection with or any of the Warranties contained in
                           SCHEDULE 4 or under or in connection with any of the covenants contained in the Tax Deed the expiry of the period of six (6) months following the end of the accounting reference period of the Company in which the sixth anniversary of Completion falls; or

                  5.1.2.   in any other case, 30 June 2006.

6.       RECOVERY FROM THIRD PARTIES

         6.1.     Accounting to the Warrantor

                  If Warrantors pay to or for the benefit of the Buyer an amount in respect of any Relevant Claim and any of the Buyer or any of the Companies subsequently receives from any other person any payment in respect of the matter giving rise to the Relevant Claim, the Buyer shall thereupon pay to the Warrantors an amount equal to the payment received (or, to the extent that this exceeds the payment made by the Warrantors, an amount equal to that payment), after having taken into account any cost, liability (including tax liability) or expense in respect thereof and except to any extent that the liability of the Warrantors in respect of the Relevant Claim was reduced to take account of such payment.

7.       NO DUPLICATION OF RECOVERY

         7.1.     No Double Recovery

                  The Buyer shall not be entitled to recover damages or otherwise obtain reimbursement or restitution more than once in respect of the same loss.

         7.2.     Claims under Warranties or Tax Deed

                  In the event that the Buyer is entitled to claim under the Tax Deed or under the Warranties contained in SCHEDULE 4 in respect of the same subject matter, the Buyer may claim under either or both but payments under the Tax Deed shall pro tanto satisfy and discharge any claim which is capable of being brought under the Warranties contained in SCHEDULE 4 in respect of the same subject matter and vice versa.

8.       RELEVANCE OF LIMITATIONS IN CIRCUMSTANCES OF FRAUD ETC

         The provisions of Paragraph 4 and Paragraph 5 shall not apply in respect of any Relevant Claim or any claim under the Tax Deed if it is (or the delay in the discovery of which is) the consequence of fraud, wilful misconduct or wilful concealment by any of the Warrantors.

SIGNED by                       )
duly authorised for and on      )
behalf of WARTHOG PLC           )




SIGNED by                       )
duly authorised for and on      )
behalf of TIGER TELEMATICS INC  )




SIGNED by Steven Law            )




SIGNED by Simon Elms            )




SIGNED by Ashley Hall           )




SIGNED by                       )
Robert Ian Templeton            )




SIGNED by David Robinson        )

                          DATED                    2004
                          -----------------------------




                                 (1) WARTHOG PLC


                            (2) TIGER TELEMATICS INC


                 (3) THE PERSONS NAMED IN PART II OF SCHEDULE 1



               --------------------------------------------------

                                A G R E E M E N T
                          for the Sale and Purchase of
                       the entire issued share capital of
               the Companies and the Transferred WGL Indebtedness

               --------------------------------------------------








                             [MANCHES LOGO OMITTED]


                                   Manches LLP
                                  Aldwych House
                                   81 Aldwych
                                 London WC2B 4RP

                             Tel +44 (0)20 7404 4433
                             Fax +44 (0)20 7430 1133
                               DX 76 Chancery Lane
                                 www.manches.com
                                 Ref: CMO/226763

                                    CONTENTS
                                    --------


1.       DEFINITIONS AND INTERPRETATION........................................1
2.       SALE OF THE SALE SHARES AND THE TRANSFERRED WGL INDEBTEDNESS.........10
3.       CONSIDERATION........................................................11
4.       COMPLETION...........................................................12
5.       POST COMPLETION OBLIGATIONS..........................................14
6.       STOCK ESCROW.........................................................16
7.       CASH DEPOSIT.........................................................17
8.       RESTRICTION OF SELLER................................................17
9.       WARRANTIES...........................................................19
10.      CONFIDENTIALITY......................................................20
11.      ANNOUNCEMENTS........................................................21
12.      PROVISIONS RELATING TO THIS AGREEMENT................................22
13.      LAW AND JURISDICTION.................................................24
SCHEDULE 1....................................................................26
PART I   26
THE SELLER....................................................................26
SCHEDULE 2....................................................................28
SCHEDULE 3....................................................................37
WARRANTIES AND REPRESENTATIONS................................................37
1.       INVESTMENT WARRANTIES................................................37
2.       THE COMPANY AND THE SELLER...........................................38
3.       THE DORMANT COMPANIES................................................39
4.       THE COMPANY AND THE LAW..............................................39
5.       THE COMPANY'S ACCOUNTS AND RECORDS...................................40
6.       CASH FLOW FORECAST...................................................42
7.       INTELLECTUAL PROPERTY RIGHTS.........................................42
8.       MISCELLANEOUS........................................................44
9.       THE COMPANY'S CONSTITUTION...........................................44
10.      THE COMPANY AND THE LAW..............................................45
11.      THE COMPANY'S AND THE SELLER'S SOLVENCY..............................48
12.      THE COMPANY AND ITS INVESTMENTS......................................49
13.      THE COMPANY'S BUSINESS AND THE EFFECT OF SALE........................49
14.      THE COMPANY'S CONTRACTS..............................................58
15.      THE COMPANY AND ITS FINANCIAL FACILITIES.............................62
16.      THE COMPANY AND ITS EMPLOYEES........................................63
SCHEDULE 4....................................................................68
TAXATION WARRANTIES AND REPRESENTATIONS.......................................68
1.       INTERPRETATION.......................................................68
2.       GENERAL TAXATION MATTERS.............................................68
3.       DISTRIBUTIONS AND PAYMENTS...........................................69
4.       CAPITAL ALLOWANCES...................................................70
5.       CLOSE COMPANIES......................................................70
6.       ANTI-AVOIDANCE.......................................................70
7.       CAPITAL ASSETS.......................................................72
8.       CLAIMS, ELECTIONS AND CLEARANCES.....................................73
9.       LOAN RELATIONSHIPS...................................................73
10.      TAXATION OF EMPLOYEES AND AGENTS.....................................74
11.      STAMP DUTIES.........................................................75
12.      VALUE ADDED TAX......................................................75
13.      INHERITANCE TAX AND GIFTS............................................77

SCHEDULE 5....................................................................78
ADJUSTMENT OF CONSIDERATION...................................................78
1.       INTERPRETATION.......................................................78
2.       COMPLETION ACCOUNTS..................................................79
3.       PROCEDURE............................................................80
4.       ADJUSTMENT OF PROVISIONAL CONSIDERATION..............................81
SCHEDULE 6....................................................................82
PENSIONS 82
1.       INTERPRETATION.......................................................82
2.       WARRANTIES AND REPRESENTATIONS.......................................82
SCHEDULE 7....................................................................84
PARTICULARS OF PROPERTIES.....................................................84
1.       Leasehold Properties.................................................84
SCHEDULE 8....................................................................85
SELLER`S PROTECTION...........................................................85
1.       GUARANTEES...........................................................85
2.       LOAN ACCOUNTS........................................................85
3.       LIMITATION OF LIABILITY..............................................85
4.       FINANCIAL LIMITS.....................................................85
5.       TIME LIMITS..........................................................86
6.       RECOVERY FROM THIRD PARTIES..........................................86
7.       NO DUPLICATION OF RECOVERY...........................................86
8.       RELEVANCE OF LIMITATIONS IN CIRCUMSTANCES OF FRAUD ETC...............87